UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXCO Resources, Inc.

Notice of 2013

Annual Meeting

of Shareholders

and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

Tuesday, June 11, 2013

10:00 a.m. local time

Westin Park Central

Salon F

12720 Merit Drive

Dallas, Texas 75251

EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251 (214) 368-2084 • Fax (214) 368-2087

April 26, 2013

Dear EXCO Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 10:00 a.m. local time on Tuesday, June 11, 2013, at the Westin Park Central, Salon F, 12720 Merit Drive, Dallas, Texas 75251. Your Board of Directors and management look forward to greeting those of you able to attend in person.

•	You will find enclosed a Notice of Meeting that identifies the proposals to be presented for your action.

•	You will find enclosed the 2012 Annual Report, which includes our financial statements.

Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the company’s affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then vote your shares by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Douglas H. Miller

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the annual meeting to be held on June 11, 2013: Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2012 Annual Report to Shareholders are also available on our website at www.excoresources.com/EZproxy.

EXCO RESOURCES, INC.

12377 Merit Drive • Suite 1700

Dallas, Texas 75251

(214) 368-2084 • Fax (214) 368-2087

Notice of Annual Meeting of Shareholders

To Be Held June 11, 2013

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of EXCO Resources, Inc., a Texas corporation (“EXCO” or the “Company”), will be held at 10:00 a.m. local time on Tuesday, June 11, 2013 at the Westin Park Central, Salon F, 12720 Merit Drive, Dallas, Texas 75251 for the following purposes:

(1)	the election of nine directors to the Board of Directors, each for a one-year term;

(2)	the amendment of the Amended and Restated EXCO Resources, Inc. 2005 Long-Term Incentive Plan to (i) increase the total number of shares of common stock authorized for issuance under the plan by 17,000,000 shares, (ii) decrease the amount that each share subject to a full-value award counts against the total number of remaining shares we have reserved for issuance under the plan from 2.1 to 1.74, (iii) extend the term of such plan until February 28, 2023 and (iv) provide for the electronic issuance of shares of common stock;

(3)	an advisory vote to approve executive compensation;

(4)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

(5)	the transaction of such other business as may arise that can properly be conducted at the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 19, 2013 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for the 10 calendar days prior to the meeting. The list will also be available during the Annual Meeting for inspection by shareholders.

Officers of the Company will be present at the Annual Meeting to respond to questions from shareholders.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

•	USE THE TOLL-FREE NUMBER shown on your proxy card;

•	VISIT THE WEBSITE noted on your proxy card to vote via the Internet;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; OR

•	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot at the meeting.

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

If you have any questions, or need assistance in voting your proxy, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (888) 567-1626.

By Order of the Board of Directors,

William L. Boeing

Vice President, General Counsel and Secretary

Dallas, Texas

April 26, 2013

EXCO RESOURCES, INC.

12377 MERIT DRIVE • SUITE 1700

DALLAS, TEXAS 75251

(214) 368-2084 • FAX (214) 368-2087

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, June 11, 2013

Unless the context requires otherwise, references in this proxy statement to “EXCO,” “we,” “us,” “our” and the “Company” are to EXCO Resources, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, references to the “shareholders” are to the holders of our common stock, par value $0.001 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors on behalf of EXCO Resources, Inc., a Texas corporation, to be voted at the 2013 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 11, 2013, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof. This proxy statement and accompanying form of proxy are first being mailed on or about April 26, 2013. The Company’s Annual Report to Shareholders covering the Company’s fiscal year ended December 31, 2012 is enclosed herewith, but does not form any part of the materials for the solicitation of proxies.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 11, 2013: Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2012 Annual Report to Shareholders are available at www.excoresources.com/EZproxy.

The executive offices of the Company are located at, and the mailing address of the Company is, 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that we are required to give you by regulations of the Securities and Exchange Commission (the “SEC”) when we ask you to sign a proxy card to vote your Common Stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice, including (1) the election of nine directors to the Board of Directors, each for a one-year term, (2) the amendment of the Amended and Restated EXCO Resources, Inc. 2005 Long-Term Incentive Plan (as amended by Amendment Number One and Amendment Number Two, the “Incentive Plan”) to (i) increase the total number of shares of Common Stock authorized for issuance under such plan by 17,000,000 shares, (ii) decrease the amount that each share subject to a full-value award counts against the total number of remaining shares we have reserved for issuance under the plan from 2.1 to 1.74, (iii) extend the term of the Incentive Plan until February 28, 2023 and (iv) provide for the electronic issuance of shares of Common Stock (this proposal is referred to as the “Incentive Plan Amendment Proposal”), (3) an advisory vote to approve executive compensation, (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of KPMG”) and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Also, management will report on the Company’s performance during the last fiscal year and respond to questions from shareholders.

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attn: Secretary or call (214) 368-2084 and ask for investor relations. Eligible shareholders of record receiving multiple copies of our proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 19, 2013 (the “Record Date”). The Record Date is established by the Board of Directors as required by Texas law. On the Record Date, 217,537,246 shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, shareholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither the Company’s Third Amended and Restated Articles of Incorporation, as amended, nor its Second Amended and Restated Bylaws, as amended, allow for cumulative voting rights.

The presence, in person, by a duly authorized representative in the case of a corporation or other legal entity, or by proxy, of the holders of a majority of the combined voting power of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy statement, annual report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under the rules of the NYSE and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the Ratification of KPMG. Your broker does not have discretionary authority to vote your shares with respect to the election of directors, the Incentive Plan Amendment Proposal or the advisory vote to approve executive compensation in the absence of specific instructions from you.

How do I vote my shares?

If you are a record holder, you may vote your Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the meeting. To vote by proxy, you must do one of the following:

•	USE THE TOLL-FREE NUMBER shown on your proxy card;

•	VISIT THE WEBSITE shown on your proxy card to vote via the Internet;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or

•	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot at the meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Douglas H. Miller, William L. Boeing and W. Justin Clarke to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares “for” the election of the nominated directors, “for” the Incentive Plan Amendment Proposal, “for” the advisory vote to approve executive compensation and “for” the Ratification of KPMG. We do not anticipate that any nominee for election to the Board of Directors will be unable to serve or that any other matters will come before the meeting, but if a nominee is unable to serve, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their discretion.

If you hold your shares in “street name,” in addition to the proxy solicitation materials we have provided to the street name holder, the street name holder should provide to you the street name holder’s own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the Annual Meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares at the Annual Meeting.

If you are a Company employee participating in the Company 401(k) plan, then you may be receiving this material because of the Common Stock held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan. The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote.

An automated system administered by the Company’s transfer agent tabulates the votes. Each proposal is tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, shareholders may vote for all director nominees or may withhold their votes as to one or more director nominees. With respect to the Incentive Plan Amendment Proposal, the advisory vote to approve executive compensation and the Ratification of KPMG, shareholders may vote for the proposals, against the proposals, or abstain from voting on the proposals.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the Incentive Plan Amendment Proposal.

Proposal 3—FOR the advisory vote to approve executive compensation.

Proposal 4—FOR the Ratification of KPMG.

What if I do not specify how I want my shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote the shares in the following manner:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the Incentive Plan Amendment Proposal.

Proposal 3—FOR the advisory vote to approve executive compensation.

Proposal 4—FOR the Ratification of KPMG.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares at the meeting to revoke your proxy. If your shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your shares at the meeting.

•	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.

•

Giving written notice of revocation to the Company addressed to William L. Boeing, Vice President, General Counsel and Secretary, at the Company’s address above, which notice must be received before noon local time on June 10, 2013.

What percentage of the vote is required to approve the election of each director nominee?

Assuming the presence of a quorum, the nine director nominees who receive the most votes from the holders of the shares of our Common Stock for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the election of the director nominees). However, pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who has a greater number of votes “withheld” from his election than votes “for” such election, is required to promptly tender his resignation to the Board of Directors following certification of the shareholder vote. The Board’s nominating and corporate governance committee, or alternatively a committee of the independent directors of the Board of Directors (which will specifically exclude any director who is required to offer his own resignation), shall recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors will consider and act on the recommendation and will publicly disclose the Board’s decision with regard to any resignation offered under these circumstances, including, if applicable, the reasons for rejecting the offered resignation.

What percentage of the vote is required to approve the Incentive Plan Amendment Proposal?

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Incentive Plan Amendment Proposal.

In order to satisfy the rules of the NYSE, however, the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal (this requirement is referred to as the “NYSE Voting Requirement”). Under the rules of the NYSE, abstentions will count as votes cast with respect to this matter; accordingly, abstentions will be included in determining whether the NYSE Voting Requirement has been achieved, but will have the same effect as votes “against” the proposal. Broker non-votes will not be counted as votes cast on this matter; accordingly, broker non-votes will make it more difficult for the NYSE Voting Requirement to be achieved (as they will not be included), but if the NYSE Voting Requirement is achieved, they will have no effect on the outcome of the vote.

What percentage of the vote is required to approve the executive compensation proposal?

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the executive compensation proposal. This is a non-binding advisory vote.

What percentage of the vote is required to approve the Ratification of KPMG?

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Ratification of KPMG as the Company’s independent registered public accounting firm.

Why am I being asked to vote on the Incentive Plan Amendment Proposal?

The Company believes that the Incentive Plan is important in attracting and retaining selected employees in a competitive labor market, which is essential to the Company’s long-term growth and success. As of the Record Date, there were 2,937,151 shares of Common Stock available for issuance under the Incentive Plan. Historically, the Company has significantly relied on stock option and restricted stock grants to employees when hiring new personnel and as an incentive tool through annual bonus grants. The Board of Directors believes that the number of shares currently available under the Incentive Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives to hire and retain key personnel.

How many additional shares are being authorized for issuance under the Incentive Plan?

If the shareholders approve the Incentive Plan Amendment Proposal, the number of shares authorized under the plan will be increased by 17,000,000 shares to a new total of 45,500,000 shares.

In addition to the increase in authorized shares, are any other changes being made to the Incentive Plan?

Yes. The Incentive Plan currently includes a fungible share design so that each share subject to an award that is not a stock option or stock appreciation right (a “full-value award”) counts as 2.1 shares against the total number of remaining shares we have reserved for issuance under the Incentive Plan. This provision is included in the Incentive Plan because we recognize that full-value awards can potentially be more costly to our shareholders than awards whose value is derived solely from the appreciation of the underlying Common Stock such as stock options and stock appreciation rights. The proposed amendment to the Incentive Plan decreases the amount that each share subject to a full value award counts against the total number of remaining shares we have reserved for issuance under the Incentive Plan from 2.1 to 1.74.

The Incentive Plan was originally adopted in 2005 and currently terminates on September 15, 2015. The Company believes that operation of the Incentive Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. Accordingly, the Company believes that approval of the extension of the term of the Incentive Plan until February 28, 2023 is advisable and in the best interests of our shareholders.

The Incentive Plan currently only provides for the issuance of certificated shares of common stock. For the convenience of the award recipients, we are also asking the shareholders to approve an amendment to the Incentive Plan that allows the electronic issuance of shares of common stock.

How are votes withheld, abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of shares present for determining a quorum for all proposals. Votes withheld will have no effect with respect to the election of directors except that if a director nominee in an uncontested election receives a greater number of votes “withheld” than votes “for” his election, the nominee will be required to tender his resignation to the Board of Directors for consideration in accordance with the Company’s majority voting policy, which is described under “—What percentage of the vote is required to approve the election of each director nominee?” and “Election of Directors (Proposal 1).” Abstentions will have the same effect as a vote against the Incentive Plan Amendment Proposal, the advisory vote to approve executive compensation and the Ratification of KPMG.

Broker non-votes are included in the determination of the number of shares present for determining a quorum at the meeting. Broker non-votes will have no effect on the election of directors, the Incentive Plan Amendment Proposal and the advisory vote to approve executive compensation. Broker non-votes are not applicable to the Ratification of KPMG.

Who are the proxy solicitors, what are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for shareholder proxies. We have hired D.F. King & Co., Inc. (“D.F. King”) to help us send out the proxy materials and to ask for proxies. In connection with its retention by us, D.F. King has agreed to provide consulting and analytic services and provide solicitation services with respect to banks, brokers, institutional investors and individual shareholders. D.F. King’s fee for these services is $5,500, plus reimbursement of reasonable out-of-pocket expenses, including telephone calls. We have agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities under the federal securities laws. We can ask for proxies through the mail or personally by telephone or the Internet. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock. We may use officers and employees of the Company to ask for proxies, as described below.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Texas law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, facsimile, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the documents we refer to in this proxy statement. If you have any questions, or need additional material, please feel free to call our proxy solicitor, D.F. King, toll-free at (888) 567-1626.

ELECTION OF DIRECTORS

(Proposal 1)

The Board of Directors has nominated eight directors and one director nominee for election at the Annual Meeting by the shareholders (the “Director Nominees”). The Board of Directors of the Company currently consists of ten members. Stephen F. Smith and Mark F. Mulhern currently serve as directors but will not stand for re-election as directors at the Annual Meeting. The Board of Directors has nominated Samuel A. Mitchell, who has not previously served as a director, for election as a director at the Annual Meeting.

Pursuant to certain letter agreements that the Company entered into with funds managed by Oaktree Capital Management, LP (collectively, the “Oaktree Funds”) and Ares Management LLC (together with its affiliates, “Ares”) at the closing in March 2007 of a transaction in which we sold shares of preferred stock to certain investors (which preferred stock was converted into common stock during 2008), Oaktree and Ares, respectively, each have the right to nominate one director for election at any annual meeting of shareholders so long as Oaktree and Ares, respectively, each beneficially own at least 10,000,000 shares of Common Stock. As of the Record Date, Oaktree and Ares each owned in excess of 10,000,000 shares of Common Stock. As a result, Messrs. Ford and Serota have been nominated by Oaktree and Ares, respectively, as well as by our Board of Directors, for election at the Annual Meeting.

Set forth below are the nine Director Nominees to be elected by the shareholders to serve until the Annual Meeting of Shareholders in 2014 or until their respective successors have been duly elected and qualified. Shareholders will be unable to vote the proxies mailed with this proxy statement for more than nine persons.

Vote Required

To be elected as a director, each Director Nominee must receive a plurality of the votes cast by the shareholders entitled to vote for the election of directors. However, pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any Director Nominee who has a greater number of votes “withheld” from his election than votes “for” such election (a “Majority Withheld Vote”) is required to promptly tender his resignation of the Board of Directors following certification of the shareholder vote. The nominating and corporate governance committee will recommend to the Board of Directors whether to accept such resignation; however, if each member of the nominating and corporate governance committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves and recommend to the Board of Directors whether to accept such resignation. The Board of Directors will act upon such recommendation within 90 days following certification of the shareholder vote and will promptly disclose its decision whether to accept the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of each Director Nominee and director currently serving on our Board of Directors:

Name	Age	Position
Douglas H. Miller	65	Chairman and Chief Executive Officer
Mark F. Mulhern(1)	53	Director, Executive Vice President and Chief Financial Officer
Jeffrey D. Benjamin(2)(3)(4)	51	Director
Earl E. Ellis	71	Director
B. James Ford(3)(4)	44	Director
Samuel A. Mitchell	69	Director Nominee
T. Boone Pickens	84	Director
Wilbur L. Ross, Jr.(3)(4)	75	Director
Jeffrey S. Serota(2)(3)(4)	47	Director
Stephen F. Smith(5)	72	Director
Robert L. Stillwell(2)(3)(4))	76	Director

(1)	Mr. Mulhern was appointed as our Executive Vice President and Chief Financial Officer effective April 1, 2013. Mr. Mulhern will not stand for re-election as a director at the Annual Meeting.

(2)	Member of the audit committee.

(3)	Member of the compensation committee.

(4)	Member of the nominating and corporate governance committee.

(5)	Mr. Smith elected to retire from the Company effective May 31, 2013. In connection with his retirement, Mr. Smith resigned as our President effective February 28, 2013 and as our Chief Financial Officer effective April 1, 2013. Mr. Smith will not stand for re-election as a director at the Annual Meeting.

The biographies of the Director Nominees and each director currently serving on our Board of Directors are as follows:

Douglas H. Miller became the Chairman of our Board of Directors and our Chief Executive Officer in December 1997. Mr. Miller was Chairman of the Board of Directors and Chief Executive Officer of Coda Energy, Inc., or Coda, an independent oil and natural gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997. Mr. Miller has also served as a manager of Centennial Beverage Group, LLC since 2010. In December 2012, Centennial Beverage Group, LLC filed a voluntary bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Miller has extensive experience and knowledge of the Company, the oil and natural gas industry and capital markets as well as significant strategic and executive leadership experience. Since he is responsible for, and familiar with, our day-to-day operations and implementation of our overall strategy, his insights into our performance and into the industry are critical to board discussions and to our success. See “—Transactions with Related Persons—Corporate use of personal aircraft” for a description of certain related person transactions involving Mr. Miller.

Mark F. Mulhern became one of our directors on February 1, 2010 and our Executive Vice President and Chief Financial Officer on April 1, 2013. Mr. Mulhern will not stand for re-election as a director at the Annual Meeting. Mr. Mulhern previously served as Chief Financial Officer and Senior Vice President of Progress Energy, Inc. and managed its financial services group until July 2012. Mr. Mulhern joined Progress Energy in 1996 as Vice President and Controller. Before joining Progress Energy, Mr. Mulhern was the Chief Financial Officer at Hydra Co Enterprises, the independent power subsidiary of Niagara Mohawk. He also spent eight years at PricewaterhouseCoopers LLP in Syracuse, New York, serving a wide variety of manufacturing and service businesses. Mr. Mulhern serves on the Board of Directors of Highwoods Properties, Inc. He is a 1982 graduate of St. Bonaventure University. Mr. Mulhern is a certified public accountant, a certified management accountant and a certified internal auditor. Mr. Mulhern’s background and experience provide him with extensive knowledge of the energy industry as well as significant finance and executive leadership experience and important insights into financial reporting and oversight, executive compensation and board functions. Mr. Mulhern has also completed the nuclear executive program at the Massachusetts Institute of Technology.

Jeffrey D. Benjamin became one of our directors in October 2005 and was previously one of our directors from August 1998 through July 2003 and a director of our parent holding company from July 2003 through its merger into us. Since June 2008, Mr. Benjamin has been a Senior Advisor to Cyrus Capital Partners, LP. From September 2002 until June 2008, Mr. Benjamin was a Senior Advisor to Apollo Management, LP. With his history at Apollo Management and Cyrus Capital Partners, Mr. Benjamin has extensive financial, capital markets and strategic experience. Mr. Benjamin is currently a director of Caesars Entertainment Corporation, Chemtura Corporation and Chairman of the Board of Spectrum Group International, Inc. During the past five years, Mr. Benjamin also served on the board of directors of Goodman Global, Inc. and Virgin Media Inc. In connection with his service as a director of eight public companies other than EXCO over the past ten years, Mr. Benjamin has served on five compensation committees (including two as chairman), five audit committees and five nominating and corporate governance committees (including two as chairman), all of which provide him with important insights into corporate governance, financial reporting and oversight, executive compensation and board functions. In addition, Mr. Benjamin has deep knowledge of the Company and its business, having served on our and our affiliates’ boards since October 2005 and prior to that from 1998 through 2003. Mr. Benjamin holds a Master of Science (MBA) in Management from the Sloan School of Management at Massachusetts Institute of Technology, with a concentration in Finance, and has 26 years of investment banking and investment management experience.

Earl E. Ellis became one of our directors in October 2005 and was previously one of our directors from March 1998 through July 2003. Mr. Ellis has served as chairman and chief executive officer of Whole Harvest Foods, formerly Carolina Soy Products, an edible oil product manufacturing company since September 2003. Mr. Ellis has also been a private investor since 2001. He served as a director of Coda from 1992 until 1996. Mr. Ellis served as a managing partner of Benjamin Jacobson & Sons, LLC, specialists on the New York Stock Exchange, or the NYSE. He was associated with Benjamin Jacobson & Sons, LLC from 1977 to 2001 and was a member of the NYSE for over thirty years. Mr. Ellis’s background and experience provide him with extensive investment, capital markets and executive leadership experience, familiarity with our industry and important insights into corporate governance, financial reporting and oversight, executive compensation and board functions. In addition, Mr. Ellis has deep knowledge of the Company and its business, having served on our and our affiliates’ boards since October 2005 and prior to that from 1998 through 2003. Mr. Ellis is a graduate of Baylor University, with a Bachelor’s degree in Business.

B. James Ford became one of our directors in December 2007. Mr. Ford is a Managing Director of Oaktree where he has worked since 1996. Mr. Ford is a portfolio manager of Oaktree’s global principal group, which invests in controlling and minority positions in private and public companies. Mr. Ford serves on the Board of Directors of Crimson Exploration, Inc. and Dial Global, Inc. as well as a number of private companies and not-for-profit entities. Prior to becoming a portfolio manager, Mr. Ford led the group’s efforts in the media and energy sectors. Mr. Ford’s background and experience provide him with extensive investment, capital markets and strategic experience, as well as important insights into corporate governance and board functions. He is also an active member of the Children’s Bureau Board of Directors and serves as a trustee for the Stanford Graduate School of Business Trust. Mr. Ford received a B.A. degree in Economics from the University of California at Los Angeles and a Masters of Business Administration from the Stanford Graduate School of Business.

Samuel A. Mitchell has been nominated for election as a director at the Annual Meeting in June 2013. Mr. Mitchell has served as a director of Overstock.com, Inc. since October 2010. Mr. Mitchell was formerly a director of International Coal Group, Inc. from 2006 until its acquisition in 2011. Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel (“Hamblin Watsa”), a wholly-owned subsidiary of Fairfax Financial Holdings, Inc. (“Fairfax Financial”), a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2005 to 2007, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial that is an underwriter of property and casualty treaty and facultative reinsurance. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder in 1993 of Marshfield Associates, a Washington, D.C.-based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973, he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Mitchell started his career in 1968 with the Washington, D.C.-based investment counsel firm, Davidge and Co. He has a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Mitchell’s experience as Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., and his four decades of business experience provide him with extensive investment, capital markets and financial experience as well as important insights into financial reporting, oversight and Board functions.

T. Boone Pickens became one of our directors in October 2005 and was previously one of our directors from March 1998 through July 2003. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P. since September 1996 and Mesa Water, Inc. since August 2000 and is a board member of Clean Energy Fuels Corp. BP Capital, L.P. or affiliates is the general partner and an investment advisor of private funds investing in energy commodities (BP Capital Energy Fund) and publicly traded energy equities (BP Capital Equity Fund and its offshore counterpart). Clean Energy Fuels Corp. is the largest provider of natural gas (CNG and LNG) and related services in North America. He was the founder of Mesa Petroleum Co., an independent oil and natural gas exploration and production company. He served as Chief Executive Officer and Chairman of the Board of Mesa Petroleum Co. from its inception until his departure in 1996. Mr. Pickens’s background and experience provide him with extensive knowledge of the oil and natural gas industry as well as significant investment and strategic leadership experience and important insights into corporate governance and board functions. In addition, Mr. Pickens has deep knowledge of the Company and its business, having served on our and our affiliates’ boards from 1998 through 2003 and since 2005.

Wilbur L. Ross, Jr. became one of our directors in March 2012. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross is currently a member of the board of directors of International Textile Group, Inc., a global, diversified textile provider; Air Lease Corporation, an aircraft leasing company; Assured Guaranty Ltd., a holding company that provides credit protection products to the United States and international public finance, infrastructure and structured finance markets; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland, BankUnited, Inc., a savings and loan holding company; Navigator Holdings Ltd., a provider of international seaborne transportation services;

Ocwen Financial Corporation, a residential and commercial loan servicing company; Sun Bancorp, a bank holding company; Talmer Bancorp, a bank holding company and Plascar Participacoes SA, a manufacturer of automotive interiors. Mr. Ross formerly served as a member of the board of directors of International Coal Group from April 2005 to June 2011, Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013 and Syms Corp., a retail store operator, from 2000 through 2007. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross’ career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $300 billion of corporate liabilities. Mr. Ross possesses unique skills, qualities and experience, as evidenced by his background, which we believe adds significant value to board discussions and to our success.

Jeffrey S. Serota became one of our directors in March 2007. Mr. Serota previously served as a director of EXCO Resources and EXCO Holdings from July 2003 until October 2005. He served as a Senior Partner of Ares Management LLC, an alternative asset investment firm, from September 1997 until his retirement in December 2012. Mr. Serota currently serves as a Senior Advisor to Ares. Prior to joining Ares, Mr. Serota worked at Bear Stearns Companies, Inc. from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the board of directors of SandRidge Energy, Inc. and WCA Waste Corporation and previously served on the board of directors of Lyondell Basell Industries N.V. from May 2010 to May 2011 and Douglas Dynamics, Inc. from 2004 until October 2010. Mr. Serota has over 20 years of experience managing investments in, and serving on the boards of directors of, companies operating in various industries, including in the oil and natural gas exploration and production industry. Mr. Serota’s background and experience provide him with extensive investment, capital markets and strategic experience, as well as important insights into corporate governance, financial reporting and oversight, executive compensation and board functions. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business and received a Master of Business Administration degree from UCLA’s Anderson School of Management.

Stephen F. Smith joined us in June 2004 as Vice Chairman of our Board of Directors and was appointed President and Secretary in October 2005. He served as our Secretary until April 2006 and as our President until February 28, 2013 when he decided to retire from the Company. Mr. Smith served as our Chief Financial Officer from June 2009 until April 1, 2013. Mr. Smith will not stand for re-election as a director at the Annual Meeting. Following his retirement on May 31, 2013, Mr. Smith will no longer be an employee of the Company and will begin serving as a consultant. See “Compensation Discussion and Analysis—Transition Consulting Agreement” for a description of the consulting relationship between the Company and Mr. Smith.

Robert L. Stillwell became one of our directors in October 2005. Mr. Stillwell served as the General Counsel of BP Capital, L.P., Mesa Water, Inc. and affiliated companies engaged in the petroleum business from 2001 until March 1, 2013. Mr. Stillwell was a lawyer and Senior Partner at Baker Botts LLP in Houston, Texas from 1961 to 2001. He also served as a director of Mesa Petroleum Co. and Pioneer Natural Resources Company from 1969 to 2001. Mr. Stillwell’s background and experience provide him with extensive knowledge of the oil and natural gas industry as well as significant legal experience and important insights into corporate governance, executive compensation and board functions.

All of the Director Nominees, with the exception of Mr. Mitchell, currently serve on our Board of Directors. There are no family relationships between any of our directors, Director Nominees or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE

FOR ELECTION TO THE BOARD OF DIRECTORS.

Board Committees and Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The audit committee of our Board of Directors recommends the appointment of our independent registered public accountants, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent registered public accountants, including the results and scope of their audit. The audit committee is currently comprised of Messrs. Benjamin (chair), Serota and Stillwell, each of whom is independent within the meaning of applicable SEC and NYSE rules. Mr. Benjamin was the chair of the audit committee until March 1, 2012. Mr. Mulhern served as the chair of the audit committee from March 1, 2012 until he resigned from the audit committee on February 28, 2013. The Board of Directors has designated Mr. Benjamin as an audit committee financial expert, as currently defined under the SEC rules implementing the Sarbanes-Oxley Act of 2002. See “—Corporate Governance—Director Independence.” We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as well as NYSE and SEC rules and regulations. The audit committee held nine meetings during the fiscal year ended December 31, 2012.

The audit committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Compensation Committee. The compensation committee of our Board of Directors reviews and recommends to our Board of Directors the compensation and benefits for all of our executive officers, administers our stock plans, and establishes and reviews general policies relating to compensation and benefits for our employees. The compensation committee is currently comprised of Messrs. Stillwell (chair), Benjamin, Ford, Ross and Serota, each of whom is independent within the meaning of applicable NYSE rules. Mr. Ellis served on the compensation committee until March 1, 2012. Mr. Ross began serving on the compensation committee effective May 31, 2012. Mr. Mulhern served on the compensation committee until February 28, 2013. During 2012, each director who served on the compensation committee was a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the 2013 fiscal year, all members of the compensation committee currently qualify as non-employee directors. Each member of the compensation committee is also an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. See “—Corporate Governance—Director Independence.” We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as well as NYSE and SEC rules and regulations. The compensation committee held six meetings during the fiscal year ended December 31, 2012.

The compensation committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our Board of Directors is responsible for:

•	reviewing the appropriate size, function and needs of the Board of Directors;

•	developing the Board of Directors’ policy regarding tenure and retirement of directors;

•	establishing criteria for evaluating and selecting new members of the Board of Directors, subject to the Board of Directors’ approval thereof;

•

identifying and recommending to the Board of Directors for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the committee and by the Board of Directors;

•	overseeing the evaluation of management and the Board of Directors; and

•	monitoring and making recommendations to the Board of Directors on matters relating to corporate governance.

The nominating and corporate governance committee currently consists of Messrs. Ford (chair), Benjamin, Ross, Serota and Stillwell, each of whom is independent within the meaning of applicable NYSE rules. Mr. Ross began serving on the nominating and corporate governance committee effective May 31, 2012. We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as well as NYSE and SEC rules and regulations. See “Corporate Governance—Director Independence.” The nominating and corporate governance committee held four meetings during the fiscal year ended December 31, 2012.

The nominating and corporate governance committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Board of Directors. The Board of Directors held nine meetings during the fiscal year ended December 31, 2012. During 2012, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director serves, if any. We have a policy that encourages all directors to attend the Company’s Annual Meeting of Shareholders. The Company held its 2012 Annual Meeting of Shareholders on May 31, 2012. Nine of the ten members that were serving on our Board of Directors at that time attended the 2012 Annual Meeting of Shareholders.

Report of the Audit Committee

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012, which includes the consolidated balance sheets of the Company as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Review and Discussions with Management.

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm.

Pursuant to the terms of the audit committee’s charter, the audit committee meets as often as it determines, but no less than once per fiscal quarter. The audit committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “Communication with audit committees” that includes, among other items, matters related to the conduct and the results of the audit of the Company’s financial statements.

The audit committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP their independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with KPMG LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AUDIT COMMITTEE

Jeffrey D. Benjamin* (Chairman)

Mark F. Mulhern**

Jeffrey S. Serota

Robert L. Stillwell***

*	Mr. Benjamin was appointed chairman of the audit committee on February 28, 2013.

**	Mr. Mulhern served as chairman of the audit committee from March 1, 2012 until he resigned from the committee on February 28, 2013.

***	Mr. Stillwell was appointed to the audit committee on February 28, 2013 and therefore did not participate in the audit committee’s review of financial statements for 2012.

Director Compensation

The following table provides compensation information for the one year period ended December 31, 2012 for each non-employee member of our Board of Directors:

2012 FISCAL YEAR DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey D. Benjamin	62,541	—	16,152	—	—	—	78,693
Earl E. Ellis	40,838	—	16,152	—	—	—	56,990
B. James Ford	55,000	—	16,152	—	—	—	71,152
Mark F. Mulhern	87,459	—	16,152	—	—	—	103,611
T. Boone Pickens	40,000	—	16,152	—	—	—	56,152
Wilbur L. Ross, Jr.(3)	39,038	—	16,152	—	—	—	55,190
Jeffrey S. Serota	55,000	—	16,152	—	—	—	71,152
Robert L. Stillwell	55,000	—	16,152	—	—	—	71,152

(1)	Includes the amount of cash fees forgone at the election of Messrs. Benjamin, Ellis and Mulhern and either paid during 2012 or deferred until a later date in shares of our Common Stock pursuant to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. See “—Director Plan.”

(2)	This column represents the aggregate grant date fair value of stock options granted to each non-employee director in 2012 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718—Compensation—Stock Compensation, or ASC 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Share-based compensation” and “Note 11. Stock options and awards” to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2013. Pursuant to the policies of Oaktree, Mr. Ford assigned all economic and pecuniary interest and voting rights with respect to his director fees, including stock option awards, to the Oaktree Funds. Pursuant to the policies of Ares, Mr. Serota assigned all economic and pecuniary interests and voting rights with respect to his director fees, including stock option awards, to Ares.

(3)	Mr. Ross was appointed to the Board of Directors in March 2012 and received fees for services provided during the remainder of 2012.

Cash Compensation. Our non-employee directors were paid an annual retainer of $40,000 in 2012. The chair of our compensation committee and nominating and corporate governance committee were each paid an additional $10,000 in 2012 and the chair of the audit committee was paid an additional $50,000 in 2012. Each non-chair member of our compensation committee, nominating and corporate governance committee and audit committee was paid an additional $5,000 in 2012. We pay no additional remuneration to our employees serving as directors. All directors, including our employee directors, are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. The Board of Directors has not made any changes to director compensation for fiscal 2013.

Option Grant. On November 1, 2012, each of our non-employee directors received an automatic annual grant under the Director Plan (as described below) of an option to purchase 5,000 shares. The exercise price per share of each option was set at the closing price of our Common Stock on the NYSE on November 1, 2012. The option has a term of five years, with 25% of the shares subject to the option (1,250 shares) vesting immediately and the balance vesting in equal proportions on the next three anniversary dates. The unvested shares subject to the option will be forfeited if a director ceases to serve on the Board of Directors for any reason. In addition, no shares granted under the Director Plan will vest, and the shares that would otherwise have vested will be forfeited, in any fiscal year in which a director attends less than 75% of the Board of Directors meetings held for that fiscal year. However, this option will be subject to acceleration upon a change of control as defined under the Incentive Plan.

Director Plan. On November 8, 2006, the Board of Directors adopted the 2007 Director Plan of EXCO Resources, Inc. (as amended, we refer to this plan as the “Director Plan”). The Director Plan permits the non-employee directors who receive fees for their service on the Board of Directors and its committees to make an annual election to receive their fees (i) entirely in cash, (ii) 50% in cash and 50% in our Common Stock, or (iii) entirely in our Common Stock. Messrs. Ford, Pickens, Ross, Serota and Stillwell received cash for their service during 2012. Messrs. Benjamin and Ellis elected to receive their fees for service during 2012 entirely in our Common Stock. Mr. Mulhern elected to receive his director fees 50% in cash and 50% in our Common Stock during 2012. Mr. Mulhern elected to change the manner in which he will receive director fees in 2013 to 100% in cash. All director fees are paid on a quarterly basis. Payments in the form of our Common Stock are issued as of the payment date, which is the first business day following the end of the fiscal quarter, at the closing price of our Common Stock on the NYSE on that date.

The Director Plan also permits non-employee directors to defer the payment of his or her director fees (employee directors do not receive fees in their capacity as directors). Directors may defer the payment of director fees, whether payable in the form of cash or our Common Stock, to (i) a specified date, (ii) his or her termination of service, (iii) the occurrence of a change of control, or (iv) the earlier of two or more of those events. This deferral satisfies the requirements of Section 409A of the Code. Mr. Benjamin elected to defer the payment of his 2012 director fees under the Director Plan.

The Director Plan was amended in November 2009 to (i) eliminate automatic stock option grants to new directors and (ii) provide for an automatic annual stock option grant to each of our directors to purchase 5,000 shares of our Common Stock beginning December 1, 2009 and each year thereafter on the third business day following the release of our third quarter earnings. The exercise price will be set at the closing price of our Common Stock on the NYSE on the date of grant. The option will have a term of up to ten years, with 25% of the shares subject to the option vesting immediately and the balance vesting in equal proportions on the next three anniversary dates. No shares granted under the Director Plan will vest, and the shares that would otherwise have vested will be forfeited, in any fiscal year in which a director attends less than 75% of the Board of Directors meetings held for that fiscal year. In the event a director ceases to serve for any reason, the unvested shares subject to the option will be forfeited. However, this option will be subject to acceleration upon a change of control as defined under the Incentive Plan. All shares issuable under the Director Plan, including pursuant to any option granted thereunder, will be deemed issued under the terms of the Incentive Plan.

Corporate Governance

The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of the NYSE are comprised, in part, of those objective standards set forth in NYSE rules. In addition, no director will qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The following commercial or charitable relationships, although not exclusive, will not be considered to be material relationships that would impair a director’s independence: (a) the director is an executive officer or owns beneficially or of record more than a ten percent equity interest of another company that does business with us or our subsidiaries and the annual sales to, or purchases from, us or our subsidiaries are less than five percent of the annual revenues of the company he or she serves as an executive officer of; (b) the director is an executive officer or owns beneficially or of record more than a ten percent equity interest of another company which is indebted to us or our subsidiaries, or to which we or our subsidiaries are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer of; and (c) the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than five percent of that organization’s total annual charitable receipts. Any automatic matching by us of employee charitable contributions will not be included in the amount of our contributions for this purpose.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current “independent” directors are: Jeffrey D. Benjamin, B. James Ford, T. Boone Pickens, Wilbur L. Ross, Jr., Jeffrey S. Serota and Robert L. Stillwell. The Board of Directors also applied the above-referenced standards to Samuel A. Mitchell, a director nominee, and determined that Mr. Mitchell would qualify as an independent director if elected to the Board of Directors at the Annual Meeting. As part of the Board’s process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other “material relationship” with us that could interfere with his ability to exercise independent judgment.

In determining that the directors above are “independent,” the Board considered the transactions, relationships and arrangements described in our prior proxy statements and under the headings “—Transactions with Related Persons” and “—Directors and Nominees”.

Independent Director Meetings

The Company’s independent directors held four formal meetings independent from management during the year ended December 31, 2012. Mr. Stillwell, our lead director, acted as Chairman at the meetings of the independent directors.

Director Nomination Policy

The Company has a standing nominating and corporate governance committee consisting entirely of independent directors. Each Director Nominee was recommended to the Board of Directors by the nominating and corporate governance committee for selection.

Although we have no formal policy regarding shareholder nominees, the nominating and corporate governance committee will consider all proposed nominees for the Board of Directors, including those put forward by shareholders in accordance with the procedures set forth in our Second Amended and Restated Bylaws, which require the nominating shareholder to provide timely written notice, including specific information regarding the proposed director, information regarding the nominating shareholder’s ownership of our securities and certain written representations, as described more fully in the Second Amended and Restated Bylaws. In making its recommendations to the Board of Directors, the nominating and corporate governance committee considers, at a minimum, a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees, as well as a candidate’s depth of experience, availability and potential contributions to the Board’s diversity. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the ability to fulfill a need for any particular expertise on the Board or one of its committees. The nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and experiences that enhance the quality of the Board’s deliberations and decisions, in the context of the perceived needs of the Board structure at that point in time. The Company’s policy against discrimination based on race, gender, ethnicity or other classification applies to the nominating and corporate governance committee’s search for and evaluation of candidates for Board membership. With respect to incumbent members of the Board, the committee also considers the performance of the incumbent director. Candidates may come to the attention of the nominating and corporate governance committee from current directors, shareholders, officers or other sources, and the committee reviews all candidates in the same manner regardless of the source of the recommendation. The Board and the nominating and corporate governance committee aim to assemble a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board.

Board Leadership Structure

The Board is committed to promoting effective, independent governance of the Company. The Board strongly believes it is in the best interests of the shareholders and the Company for the Board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of the chairman and chief executive officer. To help ensure the independence of the Board from the chairman and chief executive officer, our Corporate Governance Guidelines require the non-management directors to appoint a lead independent director.

Currently, the Board has determined that it is in the best interests of the shareholders and the Company for Mr. Miller to serve as our chairman as well as our chief executive officer. The Board has selected Mr. Stillwell to serve as lead director in 2013.

The Board believes that this structure has been effective for the Company and continues to be best for the Company at this point in time for several reasons. The Board believes that as the founding member of the group that acquired control of the Company in 1997 and as a significant equity holder, Mr. Miller is well qualified to serve as our chairman and chief executive officer, and his interests are sufficiently aligned with the shareholders he represents. Mr. Miller has served as our chairman and chief executive officer since 1997 and has extensive experience and knowledge of the Company and the oil and natural gas industry. The Board believes the Company has been well-served by this leadership structure and by Mr. Miller’s service. Mr. Miller is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at Board meetings, it makes sense for Mr. Miller to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board. Such background material is important given our size and complexity and that of the oil and natural gas industry. Mr. Miller adheres to an “open door” policy in his communications with Board members and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board believes it has been beneficial, in terms of its relationship with employees, shareholders, customers, business partners, lenders and other, to provide a single voice for the Company through Mr. Miller. Having one person serve as both our chairman and chief executive officer demonstrates for our employees, shareholders, customers, business partners, lenders and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. In addition, a number of our Board seats are held by representatives of long-term significant shareholders. Each such representative is highly qualified, with extensive experience in the industry, in finance and in other relevant fields. In Mr. Miller, the Board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the Board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our shareholders as a whole.

The Board has selected Mr. Stillwell to serve as the lead director because of his legal background, his familiarity with best practices in corporate governance and independent board leadership, his extensive experience working with Mr. Pickens on various corporate governance and shareholder initiatives and his over 40 years of experience representing oil and natural gas companies.

The lead director serves to ensure independent Board leadership. The lead director has frequent contact with Mr. Miller and the other members of our senior management throughout the year. As provided in our Corporate Governance Guidelines, the responsibilities of the lead director are to chair the executive sessions of the independent directors, to facilitate communication among the non-management and independent directors and to act as a liaison between the non-management and independent directors and the chief executive officer. The lead director may also perform such other roles and responsibilities as may be assigned by the nominating and corporate governance committee or the full Board.

Risk Oversight

Since 2007, our Director of Internal Audit has led a management initiative to identify, monitor and remediate Company business risks. This effort includes the Company’s senior management team who meet periodically with our Director of Internal Audit to discuss risks and the progress towards remediating those risks. The Director of Internal Audit provides a report to the audit committee on a periodic basis regarding this effort and the specific risks being discussed.

In 2008, senior management undertook two other initiatives related to risk oversight. First, a Risk Management Committee was formed comprised of the Company’s senior management team. This committee was formed to execute oversight responsibilities across the principal areas of corporate credit and risk management, including to review and assess risk with respect to (i) our physical commodity purchase and sale arrangements/counterparties (including end-user contract exposures), transportation and gathering contracts (including firm transportation commitments) and purchase of third party natural gas for resale by us, (ii) our derivative contracts and counterparties, (iii) material corporate purchase commitments (e.g., rig commitments, tubular goods commitments), vendor exposure/concentration and joint interest billing obligations owed by non-operators, and (iv) other risks identified from time to time by the committee. This committee meets on a monthly basis. Second, senior management formed a committee of senior managers from its finance, treasury, land, business development and operations functions to monitor on a regular basis the Company’s cash balances and upcoming cash funding requirements.

In 2009, senior management initiated an Enterprise Risk Management effort. This initiative built on the corporate risk assessment initiative started in 2007. Enterprise risk management professionals from KPMG LLP were hired to assist management in the development and organization of this effort, leveraging their experience advising other companies in the oil and natural gas industry. Senior management and the Director of Internal Audit periodically report to the Board on this initiative.

The Board is responsible for the oversight of our Enterprise Risk Management effort, while risks related to accounting and financial matters are the primary responsibility of the audit committee and risks related to executive compensation matters are the primary responsibility of the compensation committee. The periodic risk management initiative reports provided by the Director of Internal Audit and various officers allows the Board to stay abreast of the risks identified by management and management’s efforts to remediate and control risk, and affords the Board opportunities to discuss risk matters with management on a regular basis. In addition, the Board leverages the multi-faceted experience and backgrounds of individual board members to probe risk areas and issues with management during Board meetings.

Codes of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies of the codes can be obtained free of charge from our website, www.excoresources.com, or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084. We intend to post any amendments to, or waivers from, our Code of Ethics that apply to our chief executive officer or senior financial officers on our website at www.excoresources.com.

Communication with the Board of Directors

Any shareholder or other interested party who desires to make his or her concerns known to an individual director, a committee of the Board of Directors or the entire Board of Directors may do so by mail to: Board of Directors of EXCO Resources, Inc. at 12377 Merit Dr., Suite 1700, Dallas, Texas 75251. The Company’s Secretary shall forward all communications, other than communications that are not properly directed or are frivolous, to the director, specific committee, non-management director or directors, or the entire Board, as requested in the communications.

Any communications to the Company from one of the Company’s officers or directors will not be considered “shareholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “shareholder communications” if they are made solely in such employee’s or agent’s capacity as a shareholder. Any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act will not be viewed as “shareholder communications.”

Executive Officers

The following table sets forth certain information with respect to our executive officers, other than Messrs. Douglas H. Miller and Mark F. Mulhern, whose information is set forth above under the caption “—Directors and Nominees.”

Name	Age	Position
Harold L. Hickey	57	President and Chief Operating Officer
William L. Boeing	58	Vice President, General Counsel and Secretary
Mark E. Wilson	53	Vice President, Chief Accounting Officer and Controller

Harold L. Hickey became our President in February 2013 and Chief Operating Officer in October 2005. From October 2005 until February 2013, Mr. Hickey served as our Vice President and from January 2004 until October 2005, Mr. Hickey served as President of our wholly-owned subsidiary, North Coast Energy, Inc. Mr. Hickey was our Production and Asset Manager from February 2001 to January 2004. From April 2000 until he joined us, Mr. Hickey was Chief Operating Officer of Inca Natural Resources Group, L.P., an independent oil and natural gas exploration company. Prior to that, Mr. Hickey worked at Mobil Oil Corporation from 1979 to March 2000.

William L. Boeing became our Vice President, General Counsel and Secretary in April 2006. From October 1980 to March 2006, Mr. Boeing was initially an associate and later a partner at one of our outside law firms, Haynes and Boone, LLP, in Dallas, Texas.

Mark E. Wilson became our Controller and one of our Vice Presidents in August 2005. Mr. Wilson then became our Chief Accounting Officer in November 2006. He began his career in 1980 with Diamond Shamrock Corporation. Since that time, he has served in Controller roles with Maxus Energy Corporation, Snyder Oil Corporation and Repsol-YPF International. From 1993 to 1997, Mr. Wilson held managerial positions with Coopers & Lybrands’ Utility Industry Consulting practice. From September 2000 until August 2005, Mr. Wilson served as Vice President and Controller and Chief Financial Officer of Epoch Holding Corporation, a publicly traded investment management and advisory firm and registered investment adviser.

Other Officers and Divisional Managers of Our Company

Michael R. Chambers Sr., age 57, became our Vice President of Operations in February 2007 and also currently serves as the Vice President and General Manager of our East Texas/North Louisiana Division. Prior to joining EXCO Resources, Mr. Chambers was the Operations General Manager for Anadarko Petroleum Corporation’s Eastern Region Operations from August 2006 to February 2007 and Rockies Production Manager from August 2000 to August 2006. Mr. Chambers joined Anadarko in January 2000. Mr. Chambers worked at Mobil Oil Corporation from 1979 to January 2000.

W. Justin Clarke, age 37, became our Assistant General Counsel and Chief Compliance Officer in January 2007. From September 2001 until January 2007, Mr. Clarke served as an associate at one of our outside law firms, Haynes and Boone, LLP, in Dallas, Texas.

Ronald G. Edelen, age 55, joined EXCO in October 2011 as our Vice President of Supply Chain Management. Prior to then, Mr. Edelen was Director of Supply Chain at Devon Energy Corporation. From September 2008 until October 2010, he was Director of Supply Chain Management for Matrix Services Inc. Prior to working for Matrix Services Inc., Mr. Edelen held various positions at DCP Midstream LLC from 1999 to September 2008, including Director of Materials Management and Office Administration. Prior to DCP Midstream LLC, Mr. Edelen spent his career in various Purchasing, Materials Management and Corporate Travel positions with CH2M Hill and Total Petroleum, Inc. Mr. Edelen has over 30 years of experience in the oil and natural gas industry with over 20 of those years directly involved in Supply Chain related positions in upstream, midstream and downstream companies in the U.S. and Canada. Mr. Edelen is a certified purchasing manager.

Steve Estes, age 58, became our Vice President of Marketing in June 2010. Prior to then, Mr. Estes served as Director of Marketing for us since July 2007. Mr. Estes held several positions with Union Pacific Resources and Anadarko Petroleum Corporation before joining us, most recently as Regional Manager of Gas Marketing from 2002 until 2007. Mr. Estes has over 30 years of experience in the oil and natural gas industry with over 20 of those years directly involved in marketing in all regions of the country.

Joe D. Ford, age 65, became our Vice President of Human Resources in November 2007. Prior to joining EXCO Resources, Mr. Ford was the Director of Human Resources for CARBO Ceramics Inc. from June 2002 to November 2007. CARBO Ceramics Inc. supplies ceramic proppant for fracturing natural gas and oil wells and also provides well fracture diagnostic services. Prior to working for CARBO Ceramics Inc., Mr. Ford spent his career in various human resource management capacities including a subsidiary of General Dynamics as Manager of Human Resources and Comdial Corporation as Vice President of Human Resources.

Russell D. Griffin, age 49, joined EXCO in January 2008 and became our Vice President of Environmental, Health and Safety in June 2010. Mr. Griffin was previously our Director of Environmental, Health and Safety and Vice President of Health Safety Security and Environment for TGGT Holdings, LLC. Prior to joining EXCO, Mr. Griffin was the Senior Regulatory Representative for Hunt Oil Company, an independent international oil and natural gas exploration and production company, from August 2005 until January 2008. Mr. Griffin joined Hunt Oil Company in August of 1984 and held numerous positions in their Gulf Coast exploration and production operations until August 2005.

John D. Jacobi, age 59, became our Vice President of Business Development in February 1999. From February 1999 until May 31, 2010, Mr. Jacobi also served as our Vice President of Marketing. In 1991, he co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer, and served as its President until January 1997. He served as the Vice President and Treasurer of Jacobi-Johnson from January 1997 until May 8, 1998, when the company was sold to us.

Harold Jameson, age 45, became a Vice President in March 2011 and also serves as the General Manager of our East Texas/North Louisiana joint venture. His primary focus is on the development of our Haynesville/Bossier shale assets. Prior to the Haynesville shale project, Mr. Jameson served as General Manager of our

Vernon Field. Prior to joining EXCO in April 2007, he was employed at Anadarko Petroleum Corporation from 1991 to 2007 where he gained valuable experience in a variety of operating areas including U.S. onshore, offshore and international businesses in both development and exploration roles. Since 2001, Mr. Jameson has been responsible for Asset Management, Production Engineering, Reservoir Engineering and Field Development in the Central Texas, East Texas and North Louisiana operating areas.

Stephen E. Puckett, age 54, became our Vice President of Reservoir Engineering in December 2006. Mr. Puckett was our Manager of Engineering and Operations from April 2000 until December 2006. From January 1998 until April 2000 he served as a petroleum engineering consultant for Petra Resources, Inc. From March 1993 until January 1998 he worked for Enserch Exploration, Inc. as a reservoir engineer. From May 1981 until January 1993 he was employed by Oryx Energy Company as an operations engineer and reservoir engineer. He is a registered professional engineer in Texas and a member of the Society of Petroleum Engineers.

J. Douglas Ramsey, Ph.D., age 52, became our Vice President—Finance and Special Assistant to the Chairman on June 30, 2009 and became our Treasurer in October 2005. From December 1997 until June 30, 2009, Dr. Ramsey served as our Chief Financial Officer. Dr. Ramsey was one of our directors from March 1998 until October 5, 2005. From March 1992 to December 1997, Dr. Ramsey worked for Coda Energy, Inc. as Financial Analyst and Assistant to the President and then as Financial Planning Manager. Dr. Ramsey also taught finance at various universities including Southern Methodist University in their undergraduate and professional MBA programs and Baylor University in its Executive MBA program.

Marcia Reeves Simpson, age 56, joined EXCO in March 2008 as our Vice President of Engineering. Ms. Simpson was employed by J-W Operating Company—Cohort Energy as its Acquisition & Divestiture and Reservoir Engineering Manager from September 2004 until March 2008. From January 2001 until September 2004, Ms. Simpson was a Vice President for Energy Virtual Partners, a start-up exploration and production company. From September 1987 until January 2000, she worked for Mobil Oil Corporation in various leadership positions including U.S. Technology Leader. From June 1978 to September 1987, she worked in several engineering positions for Gulf Oil Corporation/Chevron Corporation. She is a registered professional engineer in Louisiana and she has served in various leadership roles with the Gas Research Institute, the Society of Petroleum Engineers and the Society of Women Engineers over her 30 year career.

Andrew C. Springer, age 51, became our Vice President of Tax in November 2008. From May 2006 until November 2008, Mr. Springer served as our Director of Tax. Mr. Springer began his career in public accounting in 1987 at Arthur Andersen LLP and was named partner in 2001 specializing in mergers and acquisitions. He joined KPMG LLP as a partner in 2002 and served in that role until he left in 2004 to become the Corporate Tax Officer for Tuesday Morning Corporation.

Robert L. Thomas, age 53, became our Chief Information Officer in May 2008. Prior to joining EXCO Resources, Mr. Thomas was the Director of Strategy and Architecture in Global Information Services at ConocoPhillips. Prior to working for ConocoPhillips, Mr. Thomas served Burlington Resources in the US, Canada and UK from 1994 to 2006 in various IT management capacities. Prior to Burlington Resources, Mr. Thomas worked for Oryx Energy Company. He began his career in the seismic data processing center at Sun Oil Company in 1981, and is an active member of the Society of Exploration Geophysicists.

Compensation Discussion and Analysis

Executive Summary

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2012, as well as the other individuals included in the Summary Compensation Table, are referred to as “Named Executive Officers.” For the fiscal year ended December 31, 2012, our Named Executive Officers included Messrs. Miller, Smith, Hickey, Boeing and Wilson. Effective February 28, 2013,

Mr. Smith resigned as our President and Mr. Hickey was appointed as his replacement. Effective April 1, 2013, Mr. Smith resigned as our Chief Financial Officer and Mr. Mulhern was appointed as our Executive Vice President and Chief Financial Officer.

General Philosophy. We believe that the most effective compensation program is one that is designed to reward all of our employees, including but not limited to, our Named Executive Officers, for the achievement of our short-term and long-term strategic goals and the achievement of increased total shareholder return. Through this strategy, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our Named Executive Officers’ total compensation is comprised of a mix of base salary, cash bonus, long-term incentive compensation, retirement and other benefits and perquisites and other personal benefits.

2012 Overview. In 2012, the Company continued to face the challenges associated with the prolonged weakness in the domestic price of natural gas that we believe was the result of accelerated shale resource development and unusually warm winter weather, which created excess supplies of natural gas in the United States. In response to the low natural gas price environment, the Company’s 2012 activities were dedicated to initiating cost controls, reducing and prioritizing our drilling programs and overall capital budget and seeking joint venture partners for our conventional assets. The Company significantly reduced its operational spending program in 2012. The Company entered 2012 with 24 operated drilling rigs and exited 2012 with five operated drilling rigs. The Company’s operational focus has resulted in significant improvements in drilling and completion efficiencies and reduced well costs. In the fourth quarter of 2011, the Company’s wells in DeSoto Parish averaged total drilling and completion capital costs of $9.5 million per well. With a focused cost reduction and efficiency program, the Company drilled and completed wells for approximately $8.0 million per well during 2012, a 15.8% reduction from the fourth quarter of 2011. The Company also achieved general and administrative cost reductions of approximately $20.8 million, or 19.9%, in 2012 as compared to 2011 by, among other things, reducing our employee headcount by 16% and our contractor headcount by 62%. In addition, our Named Executive Officers were instrumental in arranging a $725 million partnership transaction that deleveraged the Company’s balance sheet while maintaining a significant interest in the upside potential of certain of the Company’s conventional natural gas properties. We believe that this partnership transaction was an important step to enhancing the long-term value of the Company since it provided us with access to capital necessary to execute our growth strategy.

Key Compensation Decisions in 2012. We believe that our Named Executive Officer compensation for fiscal 2012 was consistent with the objectives of our compensation philosophy and with our performance. The key compensation actions taken with respect to our Named Executive Officers in 2012 are summarized below:

•

In October 2012, the compensation committee engaged Alvarez & Marsal Taxand, LLC (“A&M Tax”) to conduct an annual review of our total compensation program for our Named Executive Officers, as well as for other key executives.

•

The compensation committee determined to make no base salary changes for our Named Executive Officers for fiscal 2013 except to increase Harold L. Hickey’s base salary by approximately 17% to $525,000 effective January 1, 2013.

•

To reward our Named Executive Officers for their contributions to the Company’s long-term growth strategy, including the arrangement of the $725 million partnership transaction and the cost control measures instituted in 2012, the compensation committee determined to pay a year-end cash bonus in 2012 equal to approximately 40% of each officer’s base salary (other than with respect to Mr. Hickey who received a cash bonus of equal to approximately 56% of his base salary). The aggregate amount of the cash bonus paid to Named Executive Officers in 2012 was approximately 15% lower than the aggregate amount paid for 2011 year-end cash bonuses.

•	Long-term incentive compensation with significant vesting periods continues to make up a significant portion of the Named Executive Officers’ compensation, comprised of equity awards which have value that is closely linked to the Company’s total shareholder return. As a result, a significant portion of compensation is at risk and tied to the performance of the Company. In December 2012, we granted an aggregate of 142,600 shares of restricted stock to our Named Executive Officers that vest in equal portions over a three year period.

Consistency with Compensation Objectives. We believe that the compensation decisions in 2012 were consistent with our compensation objectives because:

•	Competition for highly skilled, technical employees in the oil and natural gas industry remained intense in 2012.

•

The compensation committee continues to focus on long-term equity incentive compensation with significant vesting periods to reward and retain our Named Executive Officers for contributions to the Company’s long-term performance and value.

Overview of Compensation Program

The compensation committee of our Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The compensation committee reviews and recommends to our Board of Directors the compensation and benefits for our executive officers, administers our stock plans and assists with the establishment of general policies relating to compensation and benefits for all of our employees. The compensation committee seeks to ensure that the total compensation paid to our officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers are similar to those provided to our other officers and managers. We do not have compensation plans that are solely for executive officers.

The following discussion summarizes in more detail our executive compensation program, including our compensation objectives and philosophies, the processes and sources of input that are considered in determining compensation for our Named Executive Officers and an analysis of the compensation paid to or earned by our Named Executive Officers in 2012.

Compensation Philosophy and Objectives

We believe that the most effective compensation program is one that is designed to reward all of our employees, not just executives, for the achievement of our short-term and long-term strategic goals.

When establishing total compensation for our Named Executive Officers, our compensation committee has the following objectives:

•	to attract, retain and motivate highly qualified and experienced individuals;

•	to ensure that a significant portion of their total compensation is “at risk” in the form of equity compensation; and

•	to offer competitive compensation packages that are consistent with our core values.

Over the last several years, our focus was to maximize shareholder value by increasing reserves, production and cash flow in a cost-effective manner through the appraisal and development of the Company’s undeveloped acreage in the Haynesville and Marcellus shales. Proper development of these shale properties requires personnel with significant technical knowledge and expertise that encompasses analyzing geological and geophysical data and possessing the skills necessary to drill and complete these high-pressure wells to maximize the economic potential. As a result, we have cultivated a skilled workforce with core competencies exploiting and developing complex shale resources. This skilled workforce is integral to the execution of our corporate strategy.

From the time our current management team obtained control of EXCO in December 1997 through the end of 2008, our compensation philosophy was to provide all our employees with both cash and stock-based incentives, particularly stock option awards, that fostered the continued growth and overall success of our company and encouraged employees to maximize shareholder value. Due to our significant growth in employee headcount, particularly in 2007 and 2008, we determined that it was no longer feasible to award stock option bonuses in December at the same ratable percentage for all employees based on each employee’s annual base salary, nor was it feasible to continue awarding stock options to all newly hired employees. It became necessary for us to reexamine our compensation philosophy with respect to our option grant practices in light of current and projected equity award “burn rates” (and the accompanying dilution to our shareholders) and the number of shares available under the Incentive Plan. At the same time, we were mindful of the need to maintain an incentive structure that would continue to foster our growth and overall success, encourage employees to maximize shareholder value and help us retain valuable personnel. With these realities and goals in mind, effective in December 2008, we modified our compensation policy to provide all our employees with cash incentives and only selected employees with stock-based incentives.

In 2011 and 2012, we continued to follow our prior compensation philosophy and objectives with respect to placing a heightened emphasis on rewarding and retaining certain skilled personnel, including our Named Executive Officers, using a tiered long-term incentive approach. Competition for skilled, technical employees in the oil and natural gas industry remained intense throughout 2011 and 2012, particularly for individuals with experience analyzing and exploiting shale resources. In 2012, we continued our philosophy of using restricted stock with significant vesting periods as an incentive for our officers, including our Named Executive Officers, and our other selected employees primarily because we believed:

•	restricted stock awards help ensure that a significant portion of selected employees’ total compensation is “at risk”;

•	restricted stock awards allow selected employees to acquire a direct ownership interest in us over time and therefore be fully aligned with our shareholders;

•

restricted stock awards are less vulnerable than stock options to volatility in our stock price, which is often impacted by volatile swings in the price of natural gas, and therefore serve as a more meaningful long-term retention vehicle even if our stock price decreased in the short-term; and

•

based on market data provided by our outside compensation consultant, awarding restricted stock would allow the Company to offer similar incentives to those companies with whom we compete for skilled talent since most of the companies in our peer group issue restricted stock or restricted stock units as part of their executive compensation incentives.

We did not grant any stock options to our Named Executive Officers during the year ended December 31, 2012. Instead, we relied solely on restricted stock grants in 2012 to retain and incentivize our Named Executive Officers. Other selected officers and employees also received restricted stock in 2012 while our remaining employees, excluding the employees that received restricted stock, received additional cash bonuses pursuant to a cash bonus plan in 2012.

Role of Executive Officers in Compensation Decisions

Our Board of Directors has delegated authority to the compensation committee to make all compensation decisions for our executive officers and approve all grants of equity awards to our executive officers and certain other selected officers. The compensation committee annually reviews the performance of our chief executive officer. Our chief executive officer annually reviews the performance of each other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual bonus award amounts, are presented to the compensation committee. The compensation committee can exercise its discretion in modifying any recommended adjustments or awards to our executives and has the final authority to establish the compensation packages for our executive officers. The compensation committee may delegate authority and responsibilities to subcommittees, as long as such subcommittees consist of not less than two members.

Setting Executive Compensation

Outside Consulting Firm. Based on the foregoing objectives, the compensation committee structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve our business goals and reward the executives for achieving those goals. The compensation committee engaged an outside consulting firm, Meridian, in August 2010 to conduct an annual review of our total compensation program for our Named Executive Officers as well as for other key executives. Meridian provided the compensation committee with relevant market data and alternatives to consider when making compensation decisions for our executive officers.

In June 2011 and October 2012, the compensation committee engaged A&M Tax to conduct an annual review of our total compensation program for our Named Executive Officers as well as for other key executives. The compensation committee selected A&M Tax to conduct an annual review of the company’s total compensation program for its Named Executive Officers as well as for other key executives based on, among other things, A&M Tax’s reputation, experience and previous relationship with the Company.

In connection with their engagement, A&M Tax provided various executive compensation consulting services including, among other things, analyzing the compensation practices of the peer group companies, presenting executive compensation recommendations to the compensation committee, assisting and advising the compensation committee in finalizing executive officer compensation, providing various market analysis and multiple compensation scenarios and an analysis of the compensation paid to the Company’s Named Executive Officers utilizing various peer groups. In analyzing the compensation practices of peer group companies, A&M Tax gathered data from public filings and other sources.

Independence of Consulting Firm. The compensation committee annually reviews the performance, independence and related fees paid to executive compensation consultants and has concluded that our current compensation consultant, A&M Tax, is independent. For 2012, the fees paid A&M Tax, the entity that provided executive compensation consulting services to the Company, were $165,424.

The compensation committee did not review or approve the services provided by or fees paid to A&M Tax, which provided consulting services in 2013 to EXCO/HGI Production Partners, LP, a partnership in which the Company holds a 24.5% limited partnership interest (the “EXCO/HGI Partnership”). The EXCO/HGI Partnership approved the services provided by and fees paid to A&M Tax in the ordinary course of its business. The consulting services A&M Tax provided to the EXCO/HGI Partnership included, among other things, analyzing the long-term compensation programs at publicly-traded master limited partnerships, reviewing overall compensation philosophy, bonus plan design, and long-term incentive award alternatives for master limited partnerships, researching and analyzing tax implications of a proposed incentive plan and a review of plan documents and award agreements. No fees were paid to A&M Tax by the EXCO/HGI Partnership during 2012.

Peer Group. In making compensation decisions, the compensation committee compares each element of total compensation against a peer group of publicly-traded oil and natural gas companies with similar operations and revenue. The peer group consists of companies against which the compensation committee believes we compete for talent and for shareholder investment. Our peer group in 2012 consisted of the following companies: Berry Petroleum Company; Bill Barrett Corporation; Cabot Oil & Gas Corporation; Cimarex Energy Company; Comstock Resources Inc.; Concho Resources, Inc.; Continental Resources Inc., Forest Oil Corporation; Penn Virginia Corporation; Petroleum Development Corporation; Plains Exploration & Production Company; Quicksilver Resources Inc.; Range Resources Corporation; Rosetta Resources Inc.; Sandridge Energy, Inc.; SM Energy Company; Stone Energy Corporation; Swift Energy Company; Ultra Petroleum Corporation; W&T Offshore, Inc.; and Whiting Petroleum Corporation. From 2011 to 2012, we modified our peer group to remove Denbury Resources Inc., Linn Energy, LLC and Newfield Exploration Company and to add Berry Petroleum Company, Bill Barrett Corporation, Petroleum Development Corporation, Rosetta Resources Inc., Stone Energy Corporation, Swift Energy Company and W&T Offshore, Inc. These changes were made to more closely align our peer group in terms of market capitalization, revenue and assets to the Company’s size.

In comparing the Company’s executive compensation levels to those of its peer group, the compensation committee looked at base salary, cash incentives, other compensation (which includes restricted stock, restricted stock units, stock options, other types of equity compensation, pensions, and perquisites), and total compensation for 2011 (the most recent year for which information regarding the peer group’s executive compensation was available).

We compete with many larger companies for top executive-level talent. Although our compensation committee does not identify specific target ranges for the compensation of each executive officer, the compensation committee has historically set cash compensation (defined as annual salary plus expected cash bonus) for our executive officers between the twenty-fifth and the fiftieth percentile of compensation paid to similarly situated executives of the companies comprising the peer group. Variations to this objective may occur as dictated by the experience level of the individual and market factors. These objectives recognize the compensation committee’s expectation that, over the long term, we will generate shareholder returns in excess of the average of our peer group.

A significant percentage of total compensation for our executive officers is allocated to stock options and restricted stock awards as a result of our compensation philosophy described above. We believe stock options incentivize our executive officers and other employees to achieve our long-term goal of maximizing shareholder value because income from stock option compensation is realized by our personnel only as a result of the successful performance of our company over time. Restricted stock awards with significant vesting periods such as the awards granted in 2011 and 2012 to our Named Executive Officers serve a similar objective ensuring that those executives remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. In addition, the compensation committee considers the Company’s historical burn rate when determining what stock options and restricted stock awards are appropriate. The Company’s three-year average burn rate (using ISS’ methodology) was approximately 1.91%.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our executive officers. Rather, the compensation committee relies on each committee member’s knowledge and experience as well as information provided by management and the outside consultant to determine the appropriate level and mix of compensation.

Executive Compensation Components

Our executive compensation program consists of various elements of compensation that are intended to work together to provide total compensation that attracts, retains and motivates highly qualified and experienced individuals, ensures that a significant portion of their total compensation is “at risk” in the form of equity compensation and that such compensation represents a competitive compensation package that is consistent with our core values. For the fiscal years ended December 31, 2012, 2011 and 2010, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	cash bonus;

•	long-term incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

We provide Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his position and responsibility by using market and other data that our compensation committee deems relevant.

Although our compensation committee does not identify specific target ranges for the base salary of each executive officer, the compensation committee has historically set base salary opportunities for a given position at or above the fiftieth percentile of the base salary of our peer group. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

During its review of base salaries for executives, the compensation committee primarily considers:

•	market data provided by our outside consultant;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	performance of the executive’s department or functional unit;

•	our operational performance, with respect to our production, reserves, finding and operating costs, drilling results, risk management activities and asset acquisitions;

•	our financial performance, with respect to our cash flow, net income, cost of capital, general and administrative costs and Common Stock price performance;

•	our overall competitive position and outlook relative to our industry;

•	level of responsibility; and

•	leadership ability, demonstrated commitment to the organization, motivational skills, attitude and work ethic.

Executive salary levels are typically considered annually by our compensation committee. In November 2010, the compensation committee reviewed the annual base salaries for our Named Executive Officers and decided not to make any changes for fiscal 2011. In November 2011, the compensation committee reviewed the annual base salaries for our Named Executive Officers and decided not to make any changes for fiscal 2012 other than with respect to Mr. Wilson who received a raise equal to 10% of his 2011 base salary. In December 2012, the compensation committee reviewed the annual base salaries for our Named Executive Officers and decided not to make any changes for fiscal 2013 other than with respect to Mr. Hickey who received a raise equal to approximately 17% of his 2012 base salary. The compensation committee believed that the base salary levels remained appropriate for 2013 (except with respect to Mr. Hickey) based on an analysis of our peer group and other market data that our compensation committee deemed relevant. Effective January 1, 2013, our Named Executive Officers are paid the following annual base salaries:

•	Douglas H. Miller—$1,000,000

•	Stephen F. Smith—$750,000

•	Harold L. Hickey—$525,000

•	William L. Boeing—$500,000

•	Mark E. Wilson—$385,000

Cash Bonus

In 2010, we paid a year-end cash bonus to each employee and each Named Executive Officer in an amount equal to 20% of their respective annual base salary. In addition, the compensation committee was presented with market data from our independent compensation consultant in November 2010 demonstrating that cash bonus levels for most of our executive officers was below the twenty-fifth percentile of our peer group. Based on this market data and the contributions in 2010 by our executive officers and other management personnel in connection with our Haynesville shale development program, our joint ventures with BG Group and our significant reduction in Company indebtedness, the compensation committee determined that additional year-end cash bonuses were appropriate for 2010. As a result, we paid additional year-end cash bonuses averaging approximately 21% of base salary amounts in 2010 to our executive officers and other management personnel who played significant roles in the accomplishment of those strategic objectives.

In 2011, we paid a year-end cash bonus to each of our Named Executive Officers in an amount 25% higher than their 2010 year-end cash bonus. The increase from 2010 to 2011 in the year-end cash bonus paid to each of our Named Executive Officers was based primarily on the contributions of such officers that led to the strategic transformation of the Company in the last few years and through 2011 from predominantly an acquirer and producer of conventional natural gas properties to a shale-focused acquisition, exploration and development company primarily in the Haynesville and Marcellus shales. Our Named Executive Officers were instrumental in divesting lower natural gas producing non-shale properties with higher operating costs per unit and investing that capital in the development of higher natural gas producing shale properties with lower operating costs per unit. As a result of this strategic transformation, our natural gas production significantly increased in 2011 as compared to 2010 while our per unit operating costs significantly decreased during the same period.

In 2012, we paid a year-end cash bonus to our Named Executive Officers in an aggregate amount that was approximately 15% lower than the aggregate amount paid for 2011 year-end cash bonuses. Mr. Hickey was the only Named Executive Officer to receive an increase in his cash bonus in 2012 as compared to 2011. Mr. Hickey’s year-end cash bonus in 2012 was approximately 5% more than his 2011 year-end cash bonus. This increase was intended not only to reward Mr. Hickey for his accomplishments in 2012 associated with his increased role and responsibility as President of our East Texas/North Louisiana midstream joint venture with BG Group plc but also to raise Mr. Hickey’s total cash compensation to a level consistent with the total cash compensation paid to similarly situated officers in our peer group. The decrease in the year-end cash bonus amounts paid to other Named Executive Officers in 2012 as compared to 2011 was primarily due to the compensation committee’s belief that the 2012 year-end cash bonus payments should be more consistent with the cash bonuses paid in 2010 than in 2011 based on the Company’s performance in 2012 and an analysis by our compensation committee of our peer group’s total cash compensation and other market data.

The payment of any cash bonus to Named Executive Officers must be approved by our compensation committee, whose determination in 2012 was based on the overall success of our company and not solely as a result of any particular financial, operational or individual performance criteria or target. Each of the Named Executive Officers received the following cash bonus payments in December 2012 for fiscal 2012 performance, in December 2011 for fiscal 2011 performance and in December 2010 for fiscal 2010 performance.

Name	2012 Year-End Cash Bonus	2011 Year-End Cash Bonus	2010 Year-End Cash Bonus
Douglas H. Miller	$400,000	$500,000	$400,000
Stephen F. Smith	$300,000	$375,000	$300,000
Harold L. Hickey	$250,000	$237,500	$190,000
William L. Boeing	$200,000	$250,000	$200,000
Mark E. Wilson	$160,000	$175,000	$140,000

Management Incentive Plan. On February 28, 2013, the Company’s Board of Directors adopted the 2013 Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan is administered by the compensation committee of the Board. The stated purpose of the Management Incentive Plan is to attract and retain the Company’s management team and to encourage them to remain with and devote their best efforts to the Company, and to reward such executives for outstanding performance, thereby advancing the interests of the Company and aligning management’s interests with those of the Company’s shareholders.

The Management Incentive Plan creates an annual incentive pool for the calendar year beginning January 1, 2013 (the “Performance Period”). The incentive pool is calculated as a percentage of the aggregate base salaries paid to employees eligible for the Management Incentive Plan during the Performance Period, based on the achievement of the following performance measures of the Company: production, net asset value, finding costs, adjusted EBITDA, relative total shareholder return and the discretion of the compensation committee. The incentive pool for the Performance Period is determined as follows:

Overall Performance Level	Incentive Pool(1)
< Threshold	No payout
Threshold	25% of Aggregate Base Salaries
Target	50% of Aggregate Base Salaries
Maximum	100% of Aggregate Base Salaries
> Maximum	100% of Aggregate Base Salaries

(1)	The Incentive Pool is calculated on the basis of straight-line interpolation between the threshold, target, and maximum Overall Performance Levels.

The maximum amount of the incentive pool for the Performance Period under the Management Incentive Plan equals approximately $8.0 million. The amount of the incentive pool is calculated using the weighted actual achievement of the performance goals for each performance measure for the Performance Period, provided that the compensation committee has the authority to reduce or eliminate the incentive pool at any time. Production, net asset value, finding costs, adjusted EBITDA and relative total shareholder return are each weighted at 10% while the remaining 50% is at the discretion of the compensation committee. The target goal was established using the Company’s internal budget representing the high end of the Company’s published guidance. The threshold goal was established at 10% below the target goal while the maximum goal was established at 15% above the target goal. The compensation committee has the authority to determine the amounts of the individual awards to eligible employees under the Management Incentive Plan. Awards under the Management Incentive Plan (if any) will be paid out as soon as administratively possible after December 31, 2013, but in no event later than March 15, 2014.

The Company’s Named Executive Officers and other officers, as designated by the Board of Directors of the Company, are eligible to participate in the Management Incentive Plan. Awards under the Management Incentive Plan are subject to customary forfeiture, change in control and termination provisions.

Long-Term Incentive Compensation

Incentive Plan. In many cases over the last several years, incentives granted under the Incentive Plan comprise the largest portion of our Named Executive Officers’ total compensation package. As a result, a significant portion of compensation is “at risk” and tied to the performance of the Company. The Incentive Plan was originally adopted and approved by the Board of Directors of our predecessor entity in September 2005 and ultimately assumed by us. An amendment to this plan was approved by our shareholders in August 2007 that increased the number of shares of Common Stock authorized for issuance under the plan from 10,000,000 shares to 20,000,000 shares. Another amendment to this plan was approved by our shareholders in June 2009 that increased the number of shares of Common Stock authorized for issuance under the plan from 20,000,000 shares to 23,000,000 shares and required that each share granted that is subject to a full-value award will count as 1.17 shares against the total number of remaining shares we have reserved for issuance under the plan. Another amendment to this plan was approved by our shareholders in October 2011 that increased the number of shares of Common Stock authorized for issuance under the plan from 23,000,000 shares to 28,500,000 shares and required that each share granted that is subject to a full-value award will count as 2.1 shares against the total number of remaining shares we have reserved for issuance under the plan. If the Incentive Plan Amendment Proposal is approved at the Annual Meeting, then an additional 17,000,000 shares will be available for issuance under the Incentive Plan, each share granted that is subject to a full-value award will count as 1.74 shares against the total number of remaining shares we have reserved for issuance under the Incentive Plan, the term of the Incentive Plan will be extended until February 28, 2023 and the Incentive Plan will be amended to allow for the electronic issuance of shares of Common Stock. The stated purpose of the Incentive Plan is to provide financial incentives to selected employees and to promote our long-term growth and financial success by:

•	attracting and retaining employees of outstanding ability;

•	strengthening our capability to develop, maintain and direct a competent management team;

•	providing an effective means for selected employees to acquire an ownership interest in us;

•	motivating employees to achieve long-range performance goals and objectives; and

•	providing incentive compensation competitive with other similar companies.

Another important objective of our long-term incentive compensation is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Our compensation committee administers the Incentive Plan and the awards granted under the Incentive Plan. Awards under the Incentive Plan can consist of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights and other awards. Until we began using restricted stock with significant vesting periods in August 2011, we had previously only used stock options under the Incentive Plan as incentives for our employees. We believe stock options incentivize our executive officers and other employees to achieve our long-term goal of maximizing shareholder value because income from stock option compensation is realized by our personnel only as a result of the successful performance of our company over time. In 2012, we continued our philosophy of using restricted stock with significant vesting periods as an incentive for our officers and other selected employees primarily because we believed:

•	restricted stock awards help ensure that a significant portion of selected employees’ total compensation is “at risk”;

•	restricted stock awards allow selected employees to acquire a direct ownership interest in us over time and therefore be fully aligned with our shareholders;

•

restricted stock awards are less vulnerable than stock options to volatility in our stock price, which is often impacted by volatile swings in the price of natural gas, and therefore serve as a more meaningful long-term retention vehicle even if our stock price decreased in the short-term; and

•

based on market data provided by our outside compensation consultant, awarding restricted stock would allow the Company to offer similar incentives to those companies with whom we compete for skilled talent since approximately 90% of the companies in our peer group offer restricted stock or restricted stock units as part of their executive compensation incentives.

Previous awards and grants of stock options and restricted stock, whether vested or unvested, generally have no impact on the current year’s awards and grants unless otherwise considered by our compensation committee.

Stock Option Grants. A stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest,” thus providing an incentive for an option holder to remain our employee. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of our stock. All options are awarded at the NYSE’s closing price of our Common Stock on the date of the grant. The compensation committee has never granted options with an exercise price that is less than the closing price of our Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Pursuant to the terms of our stock option agreements, the stock options granted:

•	are vested as to 25% of the shares subject to the option on the date of grant and will vest an additional 25% on each of the next three anniversaries of the date of grant;

•	expire on either the tenth or the fifth anniversary of the date of grant, or sooner under some circumstances; and

•	become fully vested and exercisable, subject to their early termination as provided in the option agreements, immediately prior to a change of control of us.

As described under “—Compensation Philosophy and Objectives”, we granted stock option bonuses in December 2010 to selected employees, including all of the Named Executive Officers, using a Black-Scholes grant date valuation ranging from 25% to 100% of such employee’s annual base salary in effect during that year, pro rata for any partial year of service. Based on this formula, we granted stock options to the Named Executive Officers in December 2010 as set forth in the table below.

Name	2010 Base Salary	Grant Date Fair Value	2010 Stock Options
Douglas H. Miller	$1,000,000	$1,000,619	97,400
Stephen F. Smith	$750,000	$749,951	73,000
Harold L. Hickey	$450,000	$449,971	43,800
William L. Boeing	$500,000	$500,310	48,700
Mark E. Wilson.	$350,000	$350,320	34,100

Our Named Executive Officers did not receive any stock option grants during the years ended December 31, 2011 and 2012. Instead, we relied solely on restricted stock grants in 2011 and 2012 to retain and incentivize our Named Executive Officers and certain other officers. Other selected officers and employees received a mix of restricted stock and stock options in 2011 and only restricted stock in 2012. Our remaining employees who did not receive stock option or restricted stock bonuses received additional cash bonuses pursuant to our cash bonus plan equal to 10% of their annual base salary in December 2012, 2011 and 2010 (excluding bonuses and overtime), with 25% of such bonuses paid immediately and the remainder being paid in three equal annual installments so long as they remain an employee.

Restricted Stock Grants. Restricted stock consists of shares of Common Stock that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the compensation committee. Restricted stock awards with significant vesting periods, such as the awards granted in 2011 and 2012 to our Named Executive Officers and other selected employees, help ensure that those individuals remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. Pursuant to the terms of the restricted stock award agreements, the shares of restricted stock granted:

•

to our Named Executive Officers and other selected officers and employees on December 13, 2012 and August 15, 2011 vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date;

•

to our Named Executive Officers and selected officers on November 21, 2011 vest over a five year period with 60% of these shares vesting on the third anniversary of the grant date, 20% of these shares vesting on the fourth anniversary of the grant date and 20% of these shares vesting on the fifth anniversary of the grant date;

•

to our other officers and selected employees on November 21, 2011 vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date; and

•

become fully vested, subject to their early termination as provided in the restricted stock award agreements, immediately prior to a change of control of us or upon the death or disability of the holder as defined in the Incentive Plan.

The compensation committee granted, effective December 13, 2012, a total of 926,900 shares of restricted stock to a select group of 239 employees, including all of our Named Executive Officers. The compensation committee granted, effective November 21, 2011, a total of 1,900,609 shares of restricted stock to a select group of 237 employees, including all of our Named Executive Officers. Under the terms of the Incentive Plan at that time, each share of restricted stock granted counted as 2.1 shares against the total number of remaining shares we have reserved for issuance under the plan, subject to future forfeitures of unvested shares prior to the applicable vesting dates.

Each of the Named Executive Officers received the following grants of restricted stock under the Incentive Plan on December 13, 2012 and November 21, 2011:

Named Executive Officer	Restricted Shares Awarded on 12/13/12	Restricted Shares Awarded on 11/21/11
Douglas H. Miller	46,200	266,317
Stephen F. Smith	34,700	199,529
Harold L. Hickey	20,800	120,218
William L. Boeing	23,100	132,741
Mark E. Wilson.	17,800	92,668

The cash and equity awards in 2012 (including the August 2012 retention bonus amounts) resulted in total direct compensation for our executive officers generally being at or below the 25th percentile of compensation paid to similarly situated executives of the companies comprising our peer group and thus below our historical range of between the twenty-fifth and the fiftieth percentile of the peer group. Total direct compensation is the sum of an individual’s annual salary, cash bonus and the value of the individual’s equity awards granted during that year. The compensation committee determined that the level of 2012 total direct compensation (including the August 2012 retention bonus amounts) for our Named Executive Officers was appropriate based on an analysis of our peer group’s total direct compensation and other market data that our compensation committee deemed relevant.

August 2011 Compensation Awards. In August 2011, we (1) adopted the EXCO Resources, Inc. Retention Bonus Plan (the “Retention Bonus Plan”), which is a cash bonus plan, and (2) made restricted stock grants under the Incentive Plan. These awards were in addition to our regular year-end cash bonus and Incentive Plan awards. These changes were made to reward select employees for their past contributions to the Company, especially given the significant work involved in the strategic review process that was terminated by the Special Committee in July 2011, and to motivate and incentivize select employees for future performance. The compensation committee determined that some of the compensation would be in the form of cash while the remainder would be in the form of restricted stock compensation to encourage future performance and align the employee’s interests with those of our shareholders.

A cash retention bonus based on a variable percentage of base salary was paid to all salaried employees other than Douglas H. Miller, our chairman and chief executive officer, and Stephen F. Smith, our former president and chief financial officer, each of whom did not receive a cash bonus under the Retention Bonus Plan. Set forth below are the cash bonus amounts awarded to Named Executive Officers in August 2011 pursuant to the Retention Bonus Plan.

Name	Retention Bonus
Douglas H. Miller	$0
Stephen F. Smith	$0
Harold L. Hickey	$450,000
William L. Boeing	$500,000
Mark E. Wilson	$350,000

The retention bonus is paid in three installments: 25% on August 15, 2011, 25% on August 15, 2012 and 50% on August 15, 2013. The retention bonus will be paid only to persons who remain employed with us as of the payment dates; provided, that upon an employee’s death, disability, or a change in control, any unpaid portion of the retention bonus will be paid in a lump sum within thirty (30) days. We expect to pay an aggregate of approximately $7.6 million in August 2013 assuming the recipients remain employed with us through such vesting date.

The compensation committee determined on August 4, 2011 to use restricted stock grants as part of its equity incentive compensation program and granted, effective August 15, 2011, a total of approximately 689,100 shares of restricted stock to a select group of 243 employees, including all of our Named Executive Officers. These restricted stock grants vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014. All unvested shares become immediately vested upon a change of control, death or disability as defined in the Incentive Plan. Under the terms of the Incentive Plan at that time, each share of restricted stock granted counted as 1.17 shares against the total number of remaining shares we have reserved for issuance under the plan, subject to future forfeitures of unvested shares prior to the applicable vesting dates.

Each of the Named Executive Officers received the following grants of restricted stock on August 15, 2011.

Named Executive Officer	Number of Restricted Shares Awarded
Douglas H. Miller	34,400
Stephen F. Smith	25,800
Harold L. Hickey	15,500
William L. Boeing	17,200
Mark E. Wilson.	12,000

Historical Long-Term Incentive Grants. The following table shows the number of our employees as of December 31st of each year set forth below, the number of stock options granted to new hires, the number of stock options granted as a year-end bonus and the number of shares of restricted stock granted (excluding the effect of the applicable fungible share ratio) during each of the years set forth below.

	2012	2011	2010	2009	2008	2007
Number of Employees	919	1,093	927	802	892	689
Stock Option Awards to New Hires	106,500	136,800	443,700	424,750	1,790,800	1,948,500
Annual Option Bonus Awards	—	659,800	1,744,200	2,543,800	2,288,200	3,000,200
Restricted Stock Awards(1)	926,900	2,589,709	—	—	—	—

(1)	The shares of restricted stock granted in 2011 and 2012 resulted in a reduction of 4,797,526 shares and 1,946,490 shares, respectively, available for issuance under the Incentive Plan due to the effect of the applicable fungible share ratios (subject to future forfeitures of unvested shares prior to the applicable vesting dates).

Stock Ownership Guidelines. We do not have formal stock ownership guidelines. However, our executive officers are encouraged to maintain or establish a significant level of direct stock ownership.

Retirement and Other Benefit Plans

401(k) Plan. All of our employees are eligible to participate in the EXCO Resources, Inc. 401(k) Plan. We match 100% of employee contributions to the 401(k) plan up to the Internal Revenue Service limit with vesting of Company matching contributions based on years of service with us. In addition, our employees may select our Common Stock as an investment option under the 401(k) plan, up to a maximum of 50% of their contribution.

Severance Plan. The Fourth Amended and Restated Severance Plan, or the Severance Plan, is applicable to all of our employees in the event of a change of control. The Severance Plan provides for the payment of severance equal to 1.25 times an employee’s annual base salary in the event the employee’s employment is terminated or there is an adverse change in the employee’s job or compensation within twelve months following a change of control, as defined in the Severance Plan. For more information about the Severance Plan, see “—Compensation of Executive Officers—Potential Payments Upon Termination or Change-in-Control.”

Other Benefits Plans. We offer a variety of health and benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. Our Named Executive Officers are generally eligible to participate in these employee benefit plans on the same basis as the rest of our employees.

Perquisites and Other Personal Benefits

We provided two of our Named Executive Officers in 2012, 2011 and 2010 with perquisites and other personal benefits that the compensation committee believed were reasonable and consistent with our overall compensation program. Dr. Douglas Ramsey spent approximately 25% of his time during 2012 and 20% of his time during 2011 and 2010 on Mr. Douglas H. Miller’s personal business ventures. In addition, Mr. Miller’s administrative assistants spent between approximately 5% and 20% of their time on Mr. Miller’s personal matters during 2012, 2011 and 2010. Mr. Smith’s administrative assistant spent approximately 5% to 10% of her time on Mr. Smith’s personal matters during 2012, 2011 and 2010. On limited occasions, executives authorized to use chartered aircraft for business travel may, if space allows, bring family members or guests along on the trip provided they have the prior approval of certain members of our senior management. Since we reimburse for use of the aircraft only for business travel and we pay for the aircraft based on the flight hours regardless of the passenger load, there is no incremental direct operating cost to us for the additional passengers. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

Attributed costs, if any, of the personal benefits described above for the Named Executive Officers for the fiscal years ended December 31, 2012, 2011 and 2010 are included in the Summary Compensation Table under the heading “All Other Compensation.”

Compensation for our Chief Executive Officer

As our chairman, chief executive officer and founding member of the group that acquired control of the Company in 1997, Mr. Miller is primarily charged with the creation and implementation of our overall strategy. Mr. Miller has extensive experience and knowledge of the Company, the oil and natural gas industry and capital markets. His insights into our performance and into the oil and natural gas industry are critical to our success. Over the past 15 years, he has helped the Company achieve substantial growth in annual revenues, production and reserves. Despite the continued depressed natural gas prices from late 2008 through 2012, Mr. Miller’s leadership has been vital in connection with raising significant capital from joint venture transactions to help fund the appraisal and development of Company’s significant shale resources. The compensation committee believes that Mr. Miller’s leadership and significant financial and operational experience, particularly in connection with managing and growing the Company’s resource base through strategic acquisitions, are important drivers to maximize the Company’s long-term value during this period of prolonged depressed natural gas prices.

When compared to compensation levels of chief executive officers for our peer companies, A&M Tax’s survey concluded that Mr. Miller’s total direct compensation in 2012 ranked below the 25th percentile of his peers. Based on A&M Tax’s survey and other information the compensation committee deemed relevant, the compensation committee determined that Mr. Miller should receive a 2012 year-end bonus of 46,200 shares of restricted stock plus a $400,000 year-end cash bonus which was 20% lower than his 2011 year-end cash bonus. The 46,200 shares of restricted stock vest over three years with one-third vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date and one-third vesting on the third anniversary of the grant date. All unvested shares become immediately vested upon a change of control, death or disability as defined in the Incentive Plan. Restricted stock awards with significant vesting periods such as the awards granted in 2012 to Mr. Miller help ensure that he remains with the Company and is incentivized over a long-term horizon to maximize shareholder value. Mr. Miller’s 2012 cash bonus was the same on a percentage basis as our other Named Executive Officers and management personnel who played significant roles in the accomplishment of our strategic objectives during 2012. Mr. Miller did not receive any cash bonus amounts under the Retention Bonus Plan. While noting that Mr. Miller has not received a base salary raise since 2010, the compensation committee determined not to change Mr. Miller’s base salary level for 2013 based on an analysis of our peer group and other market data that our compensation committee deemed relevant.

Transition Consulting Agreement

Effective February 28, 2013, the Company entered into a transition consulting agreement (the “Consulting Agreement”) with Mr. Smith, pursuant to which Mr. Smith elected to retire from the Company and agreed to resign from his positions as Vice Chairman, President and Chief Financial Officer and to assist with the transition of his current duties and responsibilities to each of his respective successors and perform such other duties as agreed to between the parties during the transition period from February 28, 2013 until May 31, 2013 (the “Transition Period”). During the Transition Period, the Company will continue to pay Mr. Smith his monthly base salary that was in effect immediately prior to February 28, 2013, less applicable withholding taxes.

Following the Transition Period, Mr. Smith has agreed to serve as a consultant to the Company and as a director of EXCO/HGI GP, LLC, the general partner of the EXCO/HGI Partnership, and to provide consulting services, among other things, related to assistance with the Company’s operational, financial, human resources, recruiting, vendor relations, business development activities, future partnership entities and other projects and duties that are agreed to between the Company’s Management Executive Committee and Mr. Smith. Pursuant to the Consulting Agreement, Mr. Smith has agreed to provide such consulting services beginning on June 1, 2013 and ending on June 1, 2016 (the “Consulting Period”). The Consulting Agreement will terminate upon the earlier of (i) June 1, 2016, (ii) the date Mr. Smith dies or suffers a total and permanent disability, (iii) sixty days following the date Mr. Smith provides written notice that he intends to cease providing consulting services or (iv) immediately on the date that the Company notifies Mr. Smith in writing that it is terminating the Consulting Agreement for cause (as defined in the Consulting Agreement) (clauses (iii) and (iv) above each being referred to herein as an “Award Termination Event”).

The Consulting Agreement further provides: (i) that the Company will pay Mr. Smith a consulting fee of $250,000 per year during the Consulting Period, payable in equal monthly installments, (ii) that for any awards previously granted to Mr. Smith under the Incentive Plan and outstanding as of February 28, 2013, a termination of service shall not be deemed to have occurred, and such awards shall continue to vest as provided in the underlying award agreements, as amended by the Consulting Agreement, as long as Mr. Smith provides services under the Consulting Agreement, (iii) that to the extent any awards previously granted to Mr. Smith are options, the unvested portion of such options shall immediately become fully vested and exercisable upon the earlier of June 1, 2016 or the date the Consulting Agreement terminates for any reason (other than as a result of an Award Termination Event) and the vested portion of such options shall remain exercisable until the earlier of (A) the last day of the term of the option (which term shall be extended to the same extent as the term may be extended by the Board of Directors or other governing body of the Company from time to time for other options that were granted on the same date to a group of participants), or (B) one year after the date the Consulting Agreement terminates as a result of an Award Termination Event, (iv) that to the extent any awards previously granted to Mr. Smith are restricted stock, the unvested portion of such restricted stock shall immediately become fully vested upon the earlier of (A) June 1, 2016 or (B) the date the Consulting Agreement terminates for any reason (other than as a result of an Award Termination Event) and (iv) for certain other expense reimbursement and COBRA benefits. The Consulting Agreement supersedes any and all prior agreements or understandings between the parties.

Internal Pay Equity

While comparisons to compensation levels at companies in our peer group are helpful in assessing the competitiveness of our compensation program, we believe that our executive compensation program also should generally be internally equitable taking into account various levels of authority and responsibility of our employees in order to achieve our compensation objectives. When setting executive compensation each year, we informally analyze the relationship between our chief executive officer’s total compensation and the total compensation of our president and our Named Executive Officers. For this purpose, total compensation is calculated in the same manner described in the Summary Compensation Table below. In addition, we consider the internal pay equity between the Named Executive Officers and our other officers and divisional managers. The following table illustrates the internal pay equity ratios among our chief executive officer, our president, our Named Executive Officers and our other officers and divisional managers as of December 31, 2012, 2011 and 2010.

	2012	2011	2010
CEO/President	1.4x	1.4x	1.4x
CEO/Other Named Executive Officers	1.8x	1.9x	2.0x
CEO/Other Officers and Divisional Managers	2.9x	4.4x	3.4x
Named Executive Officers/Other Officers and Divisional Managers	1.9x	2.7x	2.0x

Compensation Business Risk Review

Although portions of our salary and bonus compensation structure are performance-based, we have historically compensated our executive officers and other employees with a salary and bonus structure that is focused on overall company performance and is not based on the achievement of specified targets or milestones by any individual, department or function. We believe this compensation structure protected the Company and its shareholders against excessive risk taking by individuals, departments or functions who may have otherwise been motivated to achieve a particular target or milestone even if the achievement of that objective would not necessarily have contributed to the overall success of the Company. For 2013, our Board of Directors adopted the Management Incentive Plan, which provides for an annual incentive pool for bonuses to our executive officers based on the achievement of certain performance criteria. In addition, our executive officers and other employees have a significant ownership stake in the Company resulting from direct investments and our long-term incentive compensation program. We use stock options and restricted stock awards with significant vesting periods because we believe those types of awards incentivize our executive officers and other employees to achieve our long-term goal of maximizing shareholder value. Restricted stock awards with significant vesting periods such as the awards granted in 2011 and 2012 to our Named Executive Officers help ensure that those executives remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. Similarly, income from stock option compensation is realized only as a result of the successful performance of our Company over time. The other elements of our compensation are comprised of typical benefit plans, such as a 401(k) Plan and health, life and disability insurance. Accordingly, our compensation committee believes that our compensation policies and practices do not create unreasonable or inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Say-on-Pay Vote

In May 2012, we held a shareholder advisory vote to approve the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our Named Executive Officers, with over 73% of shareholder votes cast in favor of our say-on-pay resolution. The compensation committee was mindful of this supportive say-on-pay vote when making its decisions to grant year-end bonuses in 2012. The compensation committee intends to take the say-on-pay votes into consideration in setting future compensation for our Named Executive Officers. We are mindful of the support our shareholders expressed for our compensation philosophy and the compensation committee remains committed to a focus on long-term incentive compensation as a strong incentive to reward our employees, including the Named Executive Officers, for achievement of strategic goals, and we will continue to consider shareholder concerns and feedback in the future. We intend to conduct an advisory vote to approve executive compensation on an annual basis until the next advisory vote to determine the frequency of future advisory votes on such compensation.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides generally that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Other than with respect to Mr. Miller, we believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes. However, in the future, the compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We believe that we are operating in compliance with the final regulations that became effective January 1, 2009.

Accounting for Share-Based Compensation

Our predecessor adopted the provisions of ASC 718, upon its formation in August 2005. Upon the closing of a series of mergers in connection with our initial public offering in February 2006, we adopted ASC 718.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the compensation committee.

COMPENSATION COMMITTEE*

Robert L. Stillwell, Chairman

Jeffrey D. Benjamin

B. James Ford

Wilbur L. Ross, Jr.**

Jeffrey S. Serota

*	Mr. Mulhern resigned from the compensation committee on February 28, 2013.

**	Mr. Ross was appointed to the compensation committee on May 31, 2012 and therefore did not participate in setting executive compensation for the fiscal 2010 or 2011 years.

Compensation of Executive Officers

The total compensation paid to our chief executive officer, Mr. Douglas H. Miller, our former president and chief financial officer, Mr. Stephen F. Smith, and the other three most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal years ended December 31, 2012, 2011 and 2010 is set forth in the following Summary Compensation Table:

2012, 2011 AND 2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)(4)	Total ($)
Douglas H. Miller Chairman and Chief Executive Officer	2012	1,000,000	400,000	349,734	—	—	—	125,500	1,875,234
	2011	1,000,000	500,000	3,341,102	—	—	—	97,000	4,938,102
	2010	1,000,000	400,000	—	1,000,619	—	—	97,000	2,497,619

Stephen F. Smith(5) Former Vice Chairman, President and Chief Financial Officer	2012	750,000	300,000	262,679	—	—	—	22,500	1,335,179
	2011	750,000	375,000	2,503,607	—	—	—	22,000	3,650,607
	2010	750,000	300,000	—	749,951	—	—	22,000	1,821,951

Harold L. Hickey(6)(7) President and Chief Operating Officer	2012	450,000	362,500	157,456	—	—	—	22,500	992,456
	2011	450,000	350,000	1,507,782	—	—	—	22,000	2,329,782
	2010	450,000	190,000	—	449,971	—	—	22,000	1,111,971

William L. Boeing(7) Vice President, General Counsel and Secretary	2012	500,000	325,000	174,867	—	—	—	22,500	1,022,367
	2011	500,000	375,000	1,666,113	—	—	—	22,000	2,563,113
	2010	500,000	200,000	—	500,310	—	—	22,000	1,222,310

Mark E. Wilson(7) Vice President, Chief Accounting Officer and Controller	2012	385,000	247,500	134,746	—	—	—	22,500	789,746
	2011	350,000	262,500	1,163,021	—	—	—	22,000	1,797,521
	2010	350,000	140,000	—	350,320	—	—	22,000	862,320

(1)	This column represents the aggregate grant date fair value of restricted stock awards granted to each Named Executive Officer in 2012, 2011 and 2010 in accordance with ASC Topic 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Share-based compensation” and “Note 11. Stock options and awards” to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2013.

(2)	This column represents the aggregate grant date fair value of stock options granted to each Named Executive Officer in 2012, 2011 and 2010 in accordance with ASC Topic 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Share-based compensation” and “Note 11. Stock options and awards” to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2013.

(3)	The amounts shown in this column reflect, for each Named Executive Officer, matching contributions allocated by us to each of the Named Executive Officers pursuant to the EXCO Resources, Inc. 401(k) Plan as follows: Mr. Miller—$22,500; Mr. Smith—$22,500; Mr. Hickey—$22,500; Mr. Boeing—$22,500; and Mr. Wilson—$22,500 for 2012; Mr. Miller—$22,000; Mr. Smith—$22,000; Mr. Hickey—$22,000; Mr. Boeing—$22,000; and Mr. Wilson—$22,000 for 2011; Mr. Miller—$22,000; Mr. Smith—$22,000; Mr. Hickey—$22,000; Mr. Boeing—$22,000; and Mr. Wilson—$22,000 for 2010. For Mr. Miller, this column includes the estimated aggregate incremental cost to the Company related to the use of an estimated 25% of Dr. Ramsey’s time during 2012 and 20% of Dr. Ramsey’s time during 2011 and 2010 on Mr. Miller’s personal business ventures. We maintain a suite at the American Airlines Center in Dallas, Texas and a suite at the Rangers Ballpark in Arlington, Texas for sporting events and other entertainment purposes. We have not included any amounts related to the suites as a perquisite because tickets to the suites are available to all of our employees on a non-discriminatory basis, with business entertainment purposes having priority as to use. We also did not include any amounts related to Mr. Miller’s use of an estimated 5% to 20% of administrative assistants’ time for personal matters or Mr. Smith’s use of an estimated 5% to 10% of his administrative assistant’s time for personal matters in this table. The aggregate incremental cost to the Company for the use of the assistants’ time is valued at $0.00 because the Company did not incur any additional expenses for such employees as a result of such use.

(4)

Mr. Miller owns and periodically charters to the Company a jet aircraft through DHM Aviation, LLC, or DHM Aviation. During 2012, 2011 and 2010, we reimbursed DHM Aviation for our corporate use of the aircraft. We have not included any amounts related to the aircraft as a perquisite because all travel that is reimbursed by us is restricted to travel that is integrally and directly related to performing the executive’s job and the amounts paid to DHM Aviation are in line with market rates for the charter of similar aircraft. On limited occasions, executives authorized to use a chartered aircraft for business travel may, if space allows, bring family members or guests along on the trip provided they have the prior approval of certain members of our senior management. Since we reimburse for use of the aircraft only for business travel and we pay for the aircraft based on the flight hours regardless of the passenger load, there is no aggregate incremental direct operating cost to us for the additional passengers. See “—Transactions with Related Persons—Corporate use of personal aircraft” for additional information on amounts paid to DHM Aviation.

(5)	Mr. Smith served as our President until February 28, 2013 and our Chief Financial Officer until April 1, 2013.

(6)	During 2012, Mr. Hickey served as our Vice President and Chief Operating Officer. Mr. Hickey became our President on February 28, 2013 and continues to serve as our Chief Operating Officer.

(7)	Bonus column includes cash amounts paid in August 2011 and August 2012 pursuant to the Retention Bonus Plan.

See “—Compensation Discussion and Analysis—Executive Compensation Components—Base Salary” for a discussion of the 2013 base salaries of our Named Executive Officers.

See “—Compensation Discussion and Analysis—Transition Consulting Agreement” for a discussion of the Consulting Agreement that was entered into with Mr. Smith on February 28, 2013.

2012, 2011 AND 2010 REALIZED COMPENSATION TABLE

The following table supplements the Summary Compensation Table set forth under “—Compensation of Executive Officers” above. This table shows the compensation actually realized in the fiscal years ended December 31, 2012, 2011 and 2010 by our Named Executive Officers. We have included the Realized Compensation Table to better show how our equity compensation drives actual or “realized” compensation. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value restricted stock awards and stock options. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year for which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table related to equity grants that have not yet vested and for which the value is consequently uncertain. In contrast, the supplemental table below includes only restricted stock awards that vested during the applicable fiscal year and shows the value of those awards as of the applicable vesting date. The supplemental table below also includes only stock options that were exercised during the applicable fiscal year and shows the value of those awards as of the applicable exercise date. It should be noted that there is no assurance that the Named Executive Officers will actually realize the value attributed to the restricted stock awards even in this supplemental table, since the value of the restricted stock awards will depend on when the restricted stock is sold.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards Value Realized ($)(2)	Option Value Realized ($)(3)	All Other Compensation ($)(1)	Total Realized Compensation ($)
Douglas H. Miller Chairman and Chief Executive Officer	2012	1,000,000	400,000	85,200	—	125,500	1,610,700
	2011	1,000,000	500,000	—	—	97,000	1,597,000
	2010	1,000,000	400,000	—	—	97,000	1,497,000

Stephen F. Smith Former Vice Chairman, President and Chief Financial Officer	2012	750,000	300,000	63,898	—	22,500	1,136,398
	2011	750,000	375,000	—	—	22,000	1,147,000
	2010	750,000	300,000	—	—	22,000	1,072,000

Harold L. Hickey President and Chief Operating Officer	2012	450,000	362,500	38,391	—	22,500	873,391
	2011	450,000	350,000	—	—	22,000	822,000
	2010	450,000	190,000	—	—	22,000	662,000

William L. Boeing Vice President, General Counsel and Secretary	2012	500,000	325,000	42,604	—	22,500	890,104
	2011	500,000	375,000	—	—	22,000	897,000
	2010	500,000	200,000	—	—	22,000	722,000

Mark E. Wilson Vice President, Chief Accounting Officer and Controller	2012	385,000	247,500	29,720	—	22,500	684,720
	2011	350,000	262,500	—	—	22,000	634,500
	2010	350,000	140,000	—	—	22,000	512,000

(1)	The amount shown in this column for each Named Executive Officer, if any, is identical to the amount set forth in the corresponding column in the “Summary Compensation Table” above.

(2)	This column represents the value, as of the applicable vesting date, of the restricted stock awards that vested during the applicable fiscal year, calculated by multiplying the number of shares of restricted stock vested by the closing price on the vesting date.

(3)	This column represents the aggregate value of all stock options that were exercised during the applicable fiscal year. The value of exercised stock options is calculated by multiplying the number of options exercised by the difference between the exercise price and the closing price of our common stock on the exercise date.

Equity Incentive Awards

The following table sets forth information regarding the plan-based awards under the Incentive Plan granted to each Named Executive Officer during the fiscal year ended December 31, 2012:

2012 FISCAL YEAR GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Miller	12/13/2012	—	—	—	—	—	—	46,200	(2)	—	—	349,734

Stephen F. Smith	12/13/2012	—	—	—	—	—	—	34,700	(2)	—	—	262,679

Harold L. Hickey	12/13/2012	—	—	—	—	—	—	20,800	(2)	—	—	157,456

William L. Boeing	12/13/2012	—	—	—	—	—	—	23,100	(2)	—	—	174,867

Mark E. Wilson	12/13/2012	—	—	—	—	—	—	17,800	(2)	—	—	134,746

(1)	Represents the grant date fair value of the awards computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Share-based compensation” and “Note 11. Stock options and awards” to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2013.

(2)	This grant was made in conjunction with our year-end restricted stock bonus grants made to Named Executive Officers and selected employees. See “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Restricted Stock Grants” for a discussion of this stock grant.

See “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Incentive Plan” for a discussion of grants of plan-based awards made to our Named Executive Officers in 2012.

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2012.

2012 FISCAL YEAR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas H. Miller	10/5/2005	1,705,000	—	—	7.50	10/4/2015	—	—	—	—
	12/1/2006	60,000	—	—	14.62	11/30/2016	—	—	—	—
	12/4/2007	80,000	—	—	13.72	12/3/2017	—	—	—	—
	12/11/2008	80,000	—	—	7.88	12/10/2018	—	—	—	—
	12/1/2009	80,000	—	—	17.60	11/30/2019	—	—	—	—
	12/7/2010	73,050	24,350	—	18.50	12/6/2020	—	—	—	—
	8/15/2011	—	—	—	—	—	22,933	155,256	—	—
	11/21/2011	—	—	—	—	—	266,317	1,802,966	—	—
	12/13/2012	—	—	—	—	—	46,200	312,774	—	—

Stephen F. Smith	10/5/2005	383,300	—	—	7.50	10/4/2015	—	—	—	—
	12/1/2006	40,000	—	—	14.62	11/30/2016	—	—	—	—
	12/4/2007	60,000	—	—	13.72	12/3/2017	—	—	—	—
	12/11/2008	60,000	—	—	7.88	12/10/2018	—	—	—	—
	12/1/2009	60,000	—	—	17.60	11/30/2019	—	—	—	—
	12/7/2010	54,750	18,250	—	18.50	12/6/2020	—	—	—	—
	8/15/2011	—	—	—	—	—	17,200	116,444	—	—
	11/21/2011	—	—	—	—	—	199,529	1,350,811	—	—
	12/13/2012	—	—	—	—	—	34,700	234,919	—	—

Harold L. Hickey	10/5/2005	166,700	—	—	7.50	10/4/2015	—	—	—	—
	12/1/2006	30,000	—	—	14.62	11/30/2016	—	—	—	—
	12/4/2007	35,000	—	—	13.72	12/3/2017	—	—	—	—
	12/11/2008	35,000	—	—	7.88	12/10/2018	—	—	—	—
	12/1/2009	35,000	—	—	17.60	11/30/2019	—	—	—	—
	12/7/2010	32,850	10,950	—	18.50	12/6/2020	—	—	—	—
	8/15/2011	—	—	—	—	—	10,333	69,954	—	—
	11/21/2011	—	—	—	—	—	120,218	813,876	—	—
	12/13/2012	—	—	—	—	—	20,800	140,816	—	—

William L. Boeing	4/5/2006	500,000	—	—	12.36	4/4/2016	—	—	—
	12/1/2006	26,200	—	—	14.62	11/30/2016	—	—	—	—
	12/4/2007	40,000	—	—	13.72	12/3/2017	—	—	—	—
	12/11/2008	40,000	—	—	7.88	12/10/2018	—	—	—	—
	12/1/2009	40,000	—	—	17.60	11/30/2019	—	—	—	—
	12/7/2010	36,525	12,175	—	18.50	12/6/2020	—	—	—	—
	8/15/2011	—	—	—	—	—	11,466	77,625	—	—
	11/21/2011	—	—	—	—	—	132,741	898,657	—	—
	12/13/2012	—	—	—	—	—	23,100	156,387	—	—

Mark E. Wilson	10/5/2005	30,000	—	—	7.50	10/4/2015	—	—	—	—
	12/1/2006	25,000	—	—	14.62	11/30/2016	—	—	—	—
	12/4/2007	25,000	—	—	13.72	12/3/2017	—	—	—	—
	12/11/2008	27,500	—	—	7.88	12/10/2018	—	—	—	—
	12/1/2009	37,500	—	—	17.60	11/30/2019	—	—	—	—
	12/7/2010	25,575	8,525	—	18.50	12/6/2020	—	—	—	—
	8/15/2011	—	—	—	—	—	8,000	54,160	—	—
	11/21/2011	—	—	—	—	—	92,668	627,362	—	—
	12/13/2012	—	—	—	—	—	17,800	120,506	—	—

(1)	Pursuant to the terms of the stock option agreements that we entered into with our Named Executive Officers, these options are vested as to 25% of the shares subject to the option on the date of grant and vest an additional 25% on each of the next three anniversaries of the date of grant provided that the holder of the option remains employed with us on that date. These options become fully vested and exercisable, subject to their early termination as provided in the option agreements, immediately prior to a change of control of us.

(2)	All shares reported are time-vested restricted stock. Pursuant to the terms of the restricted stock award agreements that we entered into with our Named Executive Officers on December 13, 2012, these awards vest in equal proportions over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015, provided that the holder of the restricted stock award remains employed with us on that date. Pursuant to the terms of the restricted stock award agreements that we entered into with our Named Executive Officers on August 15, 2011, these awards vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, provided that the holder of the restricted stock award remains employed with us on that date. Pursuant to the terms of the restricted stock award agreements that we entered into with our Named Executive Officers on November 21, 2011, these awards vest over a five year period with 60% of these shares vesting on the third anniversary of the grant date, 20% of these shares vesting on the fourth anniversary of the grant date and 20% of these shares vesting on the fifth anniversary of the grant date, provided that the holder of the restricted stock award remains employed with us on that date. All restricted stock awards become fully vested and exercisable, subject to their early termination as provided in the restricted stock award agreements, immediately prior to a change of control of us.

(3)	Market value is based on $6.77 per share closing price of our Common Stock as reported on the NYSE as of December 31, 2012.

Option Exercises And Stock Vested During 2012

None of our Named Executive Officers exercised any stock options during 2012. The following table summarizes the vesting of restricted stock awards for each of our Named Executive Officer during the fiscal year ended December 31, 2012.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Douglas H. Miller Chairman and Chief Executive Officer	—	—	11,467	85,200

Stephen F. Smith Former Vice Chairman, President and Chief Financial Officer	—	—	8,600	63,898

Harold L. Hickey President and Chief Operating Officer	—	—	5,167	38,391

William L. Boeing Vice President, General Counsel and Secretary	—	—	5,734	42,604

Mark E. Wilson Vice President, Chief Accounting Officer and Controller	—	—	4,000	29,720

(1)	All shares reported are time-vested restricted stock. Pursuant to the terms of the restricted stock award agreements that we entered into with our Named Executive Officers on August 15, 2011, these awards vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, provided that the holder of the restricted stock award remains employed with us on that date.

(2)	Market value is based on $7.43 per share closing price of our Common Stock as reported on the NYSE as of August 15, 2012.

Pension Benefits

We do not provide any pension benefits for our Named Executive Officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not provide any nonqualified defined contribution or other deferred compensation plans for our Named Executive Officers.

Potential Payments Upon Termination or Change of Control

Fourth Amended and Restated EXCO Resources, Inc. Severance Plan

On March 16, 2011, the compensation committee of the Board of Directors adopted the Fourth Amended and Restated EXCO Resources, Inc. Severance Plan, or the Severance Plan, which amended, restated and replaced the Company’s prior severance plan. Among other things, the Severance Plan amended the prior severance plan to: (i) increase the amount of severance pay for eligible employees from one times their base pay to 1.25 times their base pay, (ii) extend the protection period following a change of control for eligible employees from six months to twelve months, and (iii) limit the circumstances in which an eligible employee can terminate for “good reason” to a material reduction in base pay or a forced relocation. The Severance Plan provides for the payment of severance in the event the employee’s employment was terminated or there was an adverse change in the employee’s job or compensation, as more specifically described in the Severance Plan, within twelve months following a change of control of EXCO. The Severance Plan is administered by our compensation committee, which has the sole discretion to determine whether an employee’s termination of employment is eligible for payment of severance. All of our regular, full-time employees are eligible to participate in and receive benefits under the Severance Plan.

A change of control is defined under the Severance Plan as the occurrence of any of the following: (i) we are merged or consolidated into or with another entity, and as a result less than a majority of the combined voting power of the surviving entity is held by the holders of our voting stock prior to the merger; (ii) we sell or otherwise transfer all or substantially all of our assets to any person or entity if less than a majority of the combined voting power of such person or entity immediately after such sale or transfer is held by the holders of our voting stock prior to such sale or transfer; (iii) any person is or becomes the beneficial owner, directly or indirectly, of more than 50% of our total voting power; (iv) individuals who on the effective date of the Severance Plan constituted our Board of Directors and their successors or other nominees that are appointed or otherwise approved by the Board of Directors then still in office, cease for any reason to constitute a majority of the Board of Directors; or (v) the adoption of a plan relating to the liquidation or dissolution of us. The definition of “change of control” specifically excludes an event in which any subsidiary of EXCO is spun off by means of a rights offering to EXCO’s shareholders or an underwritten public offering, or any combination thereof, even where less than a majority of the voting equity ownership is retained by EXCO.

Severance payment will be made only if the employee fully executes a release form with the plan administrator, to release and forever discharge us from any and all liability which the employee may have against us as a result of employment with or subsequent termination from us. Severance payment is equal to 1.25 times an employee’s base salary to be paid in cash in a lump sum 60 days following termination of employment, provided that we have timely received an executed release form.

The following tables show, as of December 31, 2012, potential payments to our Named Executive Officers for various scenarios involving a change of control, death or disability, using, where applicable, the closing price of our Common Stock of $6.77 as reported on the NYSE as of December 31, 2012. The footnotes listed below the tables apply to all of the tables in this section.

Douglas H. Miller

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination for Cause or Misconduct Within Twelve Months After a Change of Control	Termination Not for Cause or Misconduct Within Twelve Months After a Change of Control(1)	Change of Control (No Termination)	Death	Disability
Compensation
Severance(2)	$—	$1,250,000	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—	—	—	—
—Unvested Restricted Stock Awards(4)	2,270,996	2,270,996	2,270,996	2,270,996	2,270,996
Retention Bonus Plan(5)	—	—	—	—	—

Total	$2,270,996	$3,520,996	$2,270,996	$2,270,996	$2,270,996

Stephen F. Smith(6)

Former Vice Chairman, President and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Termination for Cause or Misconduct Within Twelve Months After a Change of Control	Termination Not for Cause or Misconduct Within Twelve Months After a Change of Control(1)	Change of Control (No Termination)	Death	Disability
Compensation
Severance(2)	$—	$937,500	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—	—	—	—
—Unvested Restricted Stock Awards(4)	1,702,174	1,702,174	1,702,174	1,702,174	1,702,174
Retention Bonus Plan(5)	—	—	—	—	—

Total	$1,702,174	$2,639,674	$1,702,174	$1,702,174	$1,702,174

Harold L. Hickey

President and Chief Operating Officer

Executive Benefits and Payments Upon Termination	Termination for Cause or Misconduct Within Twelve Months After a Change of Control	Termination Not for Cause or Misconduct Within Twelve Months After a Change of Control(1)	Change of Control (No Termination)	Death	Disability
Compensation
Severance(2)	$—	$562,500	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—	—	—	—
—Unvested Restricted Stock Awards(4)	1,024,646	1,024,646	1,024,646	1,024,646	1,024,646
Retention Bonus Plan(5)	225,000	225,000	225,000	225,000	225,000

Total	$1,249,646	$1,812,146	$1,249,646	$1,249,646	$1,249,646

William L. Boeing

Vice President, General Counsel and Secretary

Executive Benefits and Payments Upon Termination	Termination for Cause or Misconduct Within Twelve Months After a Change of Control	Termination Not for Cause or Misconduct Within Twelve Months After a Change of Control(1)	Change of Control (No Termination)	Death	Disability
Compensation
Severance(2)	$—	$625,000	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—	—	—	—
—Unvested Restricted Stock Awards(4)	1,132,669	1,132,669	1,132,669	1,132,669	1,132,669
Retention Bonus Plan(5)	250,000	250,000	250,000	250,000	250,000

Total	$1,382,669	$2,007,669	$1,382,669	$1,382,669	$1,382,669

Mark E. Wilson

Vice President, Chief Accounting Officer and Controller

Executive Benefits and Payments Upon Termination	Termination for Cause or Misconduct Within Twelve Months After a Change of Control	Termination Not for Cause or Misconduct Within Twelve Months After a Change of Control(1)	Change of Control (No Termination)	Death	Disability
Compensation
Severance(2)	$—	$481,250	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—	—	—	—
—Unvested Restricted Stock Awards(4)	802,028	802,028	802,028	802,028	802,028
Retention Bonus Plan(5)	175,000	175,000	175,000	175,000	175,000

Total	$977,028	$1,458,278	$977,028	$977,028	$977,028

(1)	The officer shall not be eligible to receive a severance payment if either (i) he receives a comparable offer of employment from any other operation of EXCO or any of its affiliate organizations, regardless of whether he accepts such offer or (ii) he receives and accepts a transfer of employment to any other operation of EXCO or any of its affiliate organizations.

(2)	Represents a payment equal to 1.25 times officer’s annual base salary pursuant to our Severance Plan.

(3)	Excludes stock options that are currently exercisable. The exercise price of all unvested stock option awards exceeded the $6.77 closing price of our Common Stock as reported on the NYSE on December 31, 2012. Pursuant to the terms of each stock option award, all options become fully vested automatically upon a change of control or upon the death or the total and permanent disability of the officer.

(4)	Pursuant to the terms of each restricted stock award agreement, all shares of restricted stock become fully vested automatically upon a change of control or upon the death or the total and permanent disability of the officer.

(5)	Neither Mr. Miller nor Mr. Smith received any cash bonus awards pursuant to the Retention Bonus Plan. The retention bonus is paid in three installments: 25% on August 15, 2011, 25% on August 15, 2012 and 50% on August 15, 2013. The retention bonus will be paid only to persons who remain employed with us as of the payment dates; provided, that upon an employee’s death, disability, or a change in control, any unpaid portion of the retention bonus will be paid in a lump sum within thirty (30) days.

(6)	Prior to February 28, 2013, Mr. Smith had benefits and payments upon termination similar to the other Named Executive Officers. Mr. Smith resigned as President effective February 28, 2013 and as Chief Financial Officer effective April 1, 2013. In connection with his resignation, Mr. Smith entered into the Consulting Agreement with the Company on February 28, 2013. If Mr. Smith had resigned from his positions and the Consulting Agreement had been in place as of December 31, 2012, Mr. Smith would have been entitled to the same benefits and payments set forth in the table above except that he would not have been entitled to a severance payment. See “—Compensation Discussion and Analysis—Transition Consulting Agreement” for additional information concerning the Consulting Agreement.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, the compensation committee was comprised of Messrs. Stillwell (chair), Benjamin, Ellis (until his departure from the compensation committee effective March 1, 2012), Ford, Mulhern, Ross (effective May 31, 2012) and Serota.

During the fiscal year ended December 31, 2012, no member of our compensation committee is or has been an officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of our executive officers served as a director or member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2012 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	14,015,795	$13.20	2,682,249
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable

Total	14,015,795	$13.20	2,682,249

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met.

Transactions with Related Persons

Corporate use of personal aircraft

We have periodically chartered, for company business, jet aircraft from DHM Aviation, LLC, a company owned by Douglas H. Miller, our chairman and chief executive officer. The Board of Directors has adopted a written policy covering the use of chartered aircraft. The Company believes that prudent use of a chartered private airplane by our senior management while on company business can promote efficient use of management time. Such usage can allow for unfettered, confidential communications among management during the course of the flight and minimize airport commuting and waiting time, thereby promoting maximum use of management time for company business. However, we restrict the use of the aircraft to priority company business being conducted by senior management in a manner that we believe is cost effective for us and our shareholders. As a result, EXCO’s reimbursed use of the aircraft is restricted to travel that is integrally and directly related to performing senior management’s jobs. Such use must be approved in advance by certain members of our senior management. On limited occasions, executives authorized to use a chartered aircraft for business travel may, if space allows, bring family members or guests along on the trip provided they have the prior approval of certain members of our senior management. We maintain a detailed written log of such usage specifying the company personnel (and others, if any) that fly on the aircraft, the travel dates and destination(s), and the company business being conducted. In addition, the log contains a detail of all charges paid or reimbursed by us with supporting written documentation.

In the event that an aircraft is chartered for a mixture of company business and personal use, all charges will be reasonably allocated between company reimbursed charges and charges to the person using the aircraft for personal use.

At least annually, and more frequently if requested by the audit committee, our Director of Internal Audit surveys fixed base operators and other charter operators to ascertain hourly flight rates and fuel surcharges for aircraft of comparable size and equipment in relation to the aircraft we charter from DHM Aviation, LLC. Based on the results of such survey, senior management recommends to the audit committee appropriate revisions, if any, to the charter rates and fuel surcharges. The audit committee then establishes hourly rates and fuel surcharges EXCO will pay for the use of the aircraft. The present hourly rate paid by EXCO for use of the aircraft is in line with market rates for similar aircraft. In addition, EXCO pays for customary out-of-pocket catering expenses, landing fees and excise taxes invoiced for a flight and any out-of-pocket expenses incurred by the pilots.

From January 1, 2012 through March 31, 2013, expenses incurred by EXCO payable directly to DHM Aviation, LLC or indirectly through an invoicing agent for use of its aircraft aggregated approximately $0.8 million.

Relationship with Kyle Hickey

Kyle Hickey, the son of Harold L. Hickey, our President and Chief Operating Officer, is one of our employees. From January 1, 2012 through March 31, 2013, compensation paid to Mr. Kyle Hickey totaled approximately $133,000.

Audit Committee Review

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions that are required to be disclosed under Item 404 of Regulation S-K. Our Audit Committee Charter requires all transactions with related persons to be pre-approved by the Audit Committee.

AMENDMENT OF THE EXCO RESOURCES, INC.

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

(Proposal 2)

The Board of Directors of the Company has adopted, subject to shareholder approval, an amendment to the Incentive Plan to (i) increase the number of shares of Common Stock available for issuance under the Incentive Plan by 17,000,000 shares, (ii) require that each share subject to a full-value award granted pursuant to the

Incentive Plan count as 1.74 shares against the total number of remaining shares we have reserved for issuance under the Incentive Plan, (iii) extend the term of the Incentive Plan until February 28, 2023 and (iv) provide for the electronic issuance of shares of Common Stock.

The Incentive Plan was originally adopted by the Board of Directors and the shareholders of EXCO Holdings II, Inc., a Delaware corporation, on September 15, 2005. The Incentive Plan was subsequently assumed by the Company, effective as of February 4, 2006. The Incentive Plan was amended and restated by the Board of Directors on November 14, 2007 and became known as the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan from and after November 14, 2007. The awards previously granted under the Incentive Plan were converted into awards in the Company’s Common Stock pursuant to the requirements of Treasury Regulation section 1.424-1.

The Board of Directors of the Company adopted, and the Company’s shareholders approved, an amendment to the Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance under the Incentive Plan by 3,000,000 shares to a total of 23,000,000 shares, effective as of June 4, 2009. In addition, the Board of Directors of the Company adopted, and the Company’s shareholders approved, an amendment to the Incentive Plan to, among other things increase the number of shares of Common Stock available for issuance under the Incentive Plan by 5,500,000 shares to a total of 28,500,000 shares, effective as of October 6, 2011.

The Company believes that operation of the Incentive Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. Accordingly, the Board of Directors believes that the extension of the term of the Incentive Plan until February 28, 2023 is in the best interests of our shareholders. The Board of Directors approved the amendment to the Incentive Plan based, in part, on the belief that the number of shares currently available under the Incentive Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentive awards.

The Board of Directors of the Company recommends that the shareholders vote “FOR” the approval of the Incentive Plan Amendment Proposal.

Summary of Proposed Amendment

Amendment Number Three to the Incentive Plan was adopted by the Board of Directors, subject to shareholder approval, to (i) increase the number of shares of Common Stock authorized under the Incentive Plan by 17,000,000 shares, (ii) decrease the amount that each share subject to a full-value award counts against the total number of remaining shares that are reserved for issuance under the Incentive Plan from 2.1 to 1.74, (iii) extend the term of the Incentive Plan until February 28, 2023 and (iv) provide for the electronic issuance of shares of Common Stock.

The approval of the Incentive Plan Amendment Proposal will require the affirmative vote of the holders of a majority of votes cast by shareholders on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of all of the shares of Common Stock outstanding and entitled to vote on the subject matter at the Annual Meeting.

Burn Rate Practice

From the time our current management obtained control of EXCO in December 1997 through the end of 2008, the Company generally awarded new employees stock options in an amount equal to 10% of their base salary. In addition, the Company generally granted stock option bonuses to all of its employees annually in December of each year such that each employee received a stock option to purchase shares in an amount equal to 10% of their annual base salary in effect at the time of grant, prorated for any partial year of service. The Company’s growth, coupled with its equity compensation program, led to a high annual stock usage rate, or “burn rate,” under the Incentive Plan.

In order to minimize the dilutive impact on our existing shareholders of our grants of certain equity-based awards to our employees, the Board adopted a “Burn Rate Practice” effective January 1, 2009 that modified the Company’s existing practices regarding grants to employees. Specifically, the Burn Rate Practice provided that (i) newly hired employees no longer automatically receive grants of stock options in connection with their employment (instead, any such grants are purely discretionary) and (ii) only certain selected employees of the Company receive annual bonus stock option grants (instead of prior practice of granting such awards to all of the Company’s employees). Employees who do not receive an annual bonus stock option grant are eligible to receive a cash bonus under the Company’s cash bonus plan in an amount equal to a percentage, as determined by senior management, of their annual base salary in effect at the time of grant, prorated for any partial year of service. These additional cash bonuses are paid at the same ratable percentage of each applicable employee’s annual base salary, are subject to vesting restrictions that are similar to those under our stock option agreements to foster employee retention and include a change of control multiplier for any unvested amounts to provide an upside incentive similar to stock options. In August 2011, we shifted our philosophy of solely using stock options and began using restricted stock with significant vesting periods as an incentive for our officers, including our Named Executive Officers, and other selected employees.

In adopting the Incentive Plan Amendment Proposal, the Company’s Board of Directors considered the Company’s historical burn rate. The Company’s three-year average equity expenditures, referred to as the burn rate (calculated using ISS’ methodology), was 1.91%, which was lower than ISS’s applicable policy guidelines maximum burn rate of 4.02%.

Outstanding Awards. In setting the number of shares of Common Stock authorized under the Incentive Plan, the Board of Directors also considered the historical amount of awards granted during the past five years and the total amount of awards outstanding under existing grants. The following table shows the number of EXCO employees as of December 31st of each year set forth below, the number of stock options granted to new hires, the number of stock options granted as a year-end bonus and the number of shares of restricted stock granted (excluding the effect of the applicable fungible share ratio) during each of the five years set forth below.

	2012	2011	2010	2009	2008
Number of EXCO Employees	919	1,093	927	802	892
Option Awards to New Hires	106,500	136,800	443,700	424,750	1,790,800
Annual December Option Bonus Awards	—	659,800	1,744,200	2,543,800	2,288,200
Restricted Stock Awards(1)	926,900	2,589,709	—	—	—

(1)	The shares of restricted stock granted in 2011 and 2012 resulted in a reduction of 4,797,526 shares and 1,946,490 shares, respectively, available for issuance under the Incentive Plan due to the effect of the applicable fungible share ratios (subject to future forfeitures of unvested shares prior to the applicable vesting dates).

As of December 31, 2012, the Company had 14,015,795 outstanding options with a weighted average exercise price of $13.20 and a weighted average remaining term of 4.82 years, 2,806,365 granted but unvested shares of restricted stock and 2,682,249 shares remaining available for future issuance under the Incentive Plan. The closing price of our Common Stock on the NYSE as of the Record Date was $7.18.

Summary of the Incentive Plan Terms

The principal features of the Incentive Plan, including the proposed amendment, are summarized below. The following summary of the Incentive Plan does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the complete text of Amendment Number Three to the Incentive Plan, a copy of which has been attached as Annex A to this proxy statement, and the complete text of the Incentive Plan (comprised of the Amended and Restated EXCO Resources, Inc. 2005 Long-Term Incentive Plan, as amended by Amendment Number One and Amendment Number Two to the Amended and Restated EXCO Resources, Inc. 2005 Long-Term Incentive Plan), a copy of which has been attached as Annex B to this proxy statement.

Purpose. The purpose of the Incentive Plan is to attract and retain the services of key employees, consultants, and outside directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and other awards, whether granted singly, or in combination, or in tandem, that will increase the interest of such persons in the Company’s welfare, furnish an incentive to such persons to continue their services for the Company, and provide a means through which the Company may attract able persons as employees, consultants, and outside directors.

General. The existing Incentive Plan authorizes the issuance of 28,500,000 shares of Common Stock pursuant to grants of awards. The Incentive Plan is currently administered by the Company’s compensation committee. If the amendment to the Incentive Plan is approved, the number of shares of Common Stock authorized for issuance under the Incentive Plan will be increased by 17,000,000 shares for a maximum total of 45,500,000 shares.

The maximum number of shares underlying awards of incentive stock options that may be granted under the Incentive Plan if the amendment is adopted will be 45,500,000 shares. In addition, the Incentive Plan limits the maximum aggregate number of shares that a participant may receive under all awards under the Incentive Plan during any calendar year to 2,000,000 shares.

Eligibility and Granting of Awards. The Incentive Plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, and other awards to officers, directors, employees, consultants, and other persons who provide services to the Company. However, only employees of the Company are eligible to receive incentive stock options. Subject to the terms of the Incentive Plan, the compensation committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and all matters relating to awards, specify times at which awards will be exercisable or settleable (including performance conditions that may be required), prescribe forms of award agreements, interpret and specify rules and regulations relating to the administration of the Incentive Plan, and make all other determinations that may be necessary or advisable to administer the Incentive Plan. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the participant, the value of the participant’s services to the Company, the participant’s present and potential contribution to the success of the Company and other relevant factors. As of the Record Date, there were 874 officers, directors and employees eligible to receive grants under the Incentive Plan.

Term. As described above, the Incentive Plan was originally adopted on September 15, 2005. Unless sooner terminated by action of the Board of Directors or the Incentive Plan Amendment Proposal is approved by stockholders, the Incentive Plan will terminate on September 15, 2015, but awards granted before that date will continue to be effective in accordance with their terms and conditions.

Stock Options. The compensation committee is authorized to grant non-qualified stock options and incentive stock options, or ISOs, qualifying under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. The exercise price per share subject to an option is determined by the compensation committee. However, the per share exercise price of an option cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. If an ISO is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any majority-owned subsidiary), the per share exercise price of the ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant. The compensation committee will determine the terms of each option at the time of the grant, including without limitation the methods by or forms in which shares of Common Stock will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the compensation committee, except that the compensation committee may not grant options with a term exceeding 10 years. The compensation committee may grant options subject to certain restrictions such as vesting pursuant to the Incentive Plan or an award agreement.

Stock Appreciation Rights. The compensation committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award (“freestanding SARs”) or in conjunction with options granted under the Incentive Plan (“tandem SARs”). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of Common Stock. Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The grant price of a SAR is determined by the compensation committee. However, the grant price of a SAR cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. The compensation committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which shares of Common Stock will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the compensation committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The compensation committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of Common Stock that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the compensation committee. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the compensation committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The compensation committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Dividend Equivalents. The compensation committee is authorized to grant dividend equivalents in connection with other awards granted under the Incentive Plan, conferring on participants the right to receive cash, shares of Common Stock, other awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents credit to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the fair market value of a share of Common Stock at the time of reinvestment. Dividend equivalent rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments which payment date or dates will be specified in the applicable award agreement.

Other Stock Based Awards. The compensation committee is authorized to grant other stock-based awards under the Incentive Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock, on such terms and conditions as the compensation committee may determine. Such other stock-based awards may be granted for no consideration, minimum considerations as may be required by applicable law, or for such other consideration as the compensation committee shall determine.

Performance Awards. The compensation committee is authorized to grant performance awards under the Incentive Plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions as may be specified by the compensation committee. Subject to the requirements of the Incentive Plan, the compensation committee will determine performance award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions, and the form of settlement. To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the Incentive Plan, it is the intent of the Company that performance awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, performance goals shall be objective and otherwise meet the requirements of Section 162(m). In certain circumstances, the compensation committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards. However, the compensation committee may not, in any event, increase the amount of compensation payable to an individual upon the attainment of a performance goal.

Performance Goals. Awards of restricted stock, restricted stock units, performance awards, and other stock-based awards (whether relating to cash or shares of Common Stock) under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria, or Performance Criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the compensation committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements.

Vesting, Forfeiture, Assignment. The compensation committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan. Full Value Awards that constitute Performance Awards must vest no earlier than one year after the date of grant, and Full Value Awards that are payable upon the completion of future services must vest no earlier than over the three year period commencing on the date of grant. Notwithstanding the foregoing, the compensation committee may, in its sole discretion, accelerate the vesting or waive any applicable restriction period, provided that the shares of Common Stock subject to such awards shall be Exempt Shares (as defined in the Incentive Plan), unless such acceleration or waiver occurs by reason of the participant’s death, disability, retirement, or occurrence of a change in control. The number of Exempt Shares is limited to 10% of the number of shares available for issuance under the Incentive Plan.

The compensation committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the compensation committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The compensation committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the compensation committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the compensation committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of awards and other rights (other than ISOs and tandem SARs granted in connection with ISOs) during the lifetime of the participant in accordance with the Incentive Plan and as provided in the applicable award agreement.

Amendment or Discontinuance. The Board of Directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Incentive Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Incentive Plan and awards under the Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, will be effective unless such amendment is approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment will, to the extent deemed necessary or advisable by the compensation committee, be applicable to any outstanding awards previously granted under the Incentive Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the Incentive Plan, the holder of any award outstanding under the Incentive Plan will, upon request of the compensation committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the compensation committee to any award agreement relating thereto. No such amendment or alteration will adversely affect any rights of participants or obligations of the Company to participants with respect to any award previously granted under the Incentive Plan without the consent of the affected participant.

Federal Income Tax Consequences of Awards

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the Common Stock over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Stock acquired by exercise of an ISO will depend upon whether the participant disposes of such Common Stock prior to two years after the date the ISO was granted or one year after the Common Stock was transferred to the participant (referred to as the “Required Holding Period”). If a participant disposes of Common Stock acquired by exercise of an ISO after the expiration of the Required Holding Period, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock.

If the participant disposes of Common Stock acquired by exercise of an ISO prior to the expiration of the Required Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Stock will be treated as capital gain. However, if the price received for Common Stock acquired by exercise of an ISO is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Stock.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for Common Stock acquired under a nonqualified stock option will be equal to the exercise price paid for such Common Stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock.

Special Rule if Exercise Price is Paid for in Common Stock. If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an ISO, the Common Stock received equal to the number of shares of Common Stock surrendered is treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered. The Common Stock received in excess of the number of shares of Common Stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such Common Stock will be equal to its fair market value on the date of exercise, and the participant’s holding period for such stock will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of Common Stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock was originally acquired on exercise of the ISO, over the aggregate exercise price paid for such Common Stock. As discussed above, a disqualifying disposition of Common Stock previously acquired under an ISO occurs when the participant disposes of such stock before the end of the Required Holding Period. The other tax results from paying the exercise price with previously-owned stock are as described above, except that the participant’s tax basis in the Common Stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Awards. A participant who receives a stock award generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock at such time as the Common Stock is no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock. However, a participant who receives a stock award may make an election under Section 83(b) of the Code within

30 days of the date of transfer of the stock award to recognize ordinary income on the date of transfer of the stock award equal to the excess of the fair market value of the Common Stock subject to the stock award (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such stock. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to the Common Stock subject to the stock award. At the time of sale of such stock, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights. Generally, a participant who receives freestanding SARs will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the recipient at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award (other than an ISO) under the Incentive Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act, or FICA, and the Federal Unemployment Tax Act, or FUTA. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of shares of Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in any Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

$1,000,000 Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. To the extent that the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Incentive Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Incentive Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the compensation committee.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Incentive Plan Amendment Proposal.

In order to satisfy the rules of the NYSE, however, the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal (this requirement is referred to as the “NYSE Voting Requirement”). Under the rules of the NYSE, abstentions will count as votes cast with respect to this matter; accordingly, abstentions will be included in determining whether the NYSE Voting Requirement has been achieved, but will have the same effect as votes cast “against” the proposal. Broker non-votes will not be counted as votes cast on this matter; accordingly, broker non-votes will make it more difficult for the NYSE Voting Requirement to be achieved (as they will not be included), but if the NYSE Voting Requirement is achieved, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EXCO RESOURCES, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal 3)

Under Section 14A of the Exchange Act, our shareholders are allowed to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company, our Board of Directors or the compensation committee; however, the compensation committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that the most effective compensation program is one that is designed to reward all employees, not just executives, for the achievement of our short-term and long-term strategic goals.

When establishing total compensation for our Named Executive Officers, our compensation committee has the following objectives:

•	to attract, retain and motivate highly qualified and experienced individuals;

•	to ensure that a significant portion of their total compensation is “at risk” in the form of equity compensation; and

•	to offer competitive compensation packages that are consistent with our core values.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the executive compensation proposal. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012 was KPMG LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The audit committee of the Company has selected the firm of KPMG LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2013.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

Fees

Aggregate fees for professional services provided to us by our principal accountant, KPMG LLP, for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011
	(in thousands)
Audit Fees(a)	$2,267	$2,341
Audit-Related Fees(b)	168	6
Tax Fees(c)	103	76
All Other Fees(d)	—	—

Total	$2,538	$2,423

(a)	Fees for audit services include fees associated with the annual audit, the reviews of EXCO’s quarterly reports on Form 10-Q and Sarbanes-Oxley compliance test work.

(b)	Audit-related fees principally include costs incurred related to accounting consultations related to generally accepted accounting principles and the application of generally accepted accounting principles to proposed transactions.

(c)	Tax fees include tax compliance and tax planning.

(d)	All other fees principally include costs incurred related to our enterprise risk assessment.

In considering the nature of the services provided by KPMG LLP, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with KPMG LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

The audit committee has adopted a policy that requires advance approval of all audit services and non-audit services performed by the independent registered public accounting firm or other public accounting firms. Audit services approved by the audit committee within the scope of the engagement of the independent registered public accounting firm are deemed to have been pre-approved. The policy further provides that pre-approval of non-audit services by the independent registered public accounting firm will not be required if:

•

the aggregate amount of all such non-audit services provided by the independent registered public accounting firm to us does not constitute more than 5% of the total amount of revenues paid by us to the independent auditor during that fiscal year;

•	such non-audit services were not recognized by us at the time of the independent registered public accounting firm’s engagement to be non-audit services; and

•	such non-audit services are promptly brought to the attention of the audit committee and approved by the audit committee prior to the completion of the audit.

The audit committee may delegate to one or more members of the audit committee the authority to grant pre-approval of non-audit services provided that such member or members reports any decision to the audit committee at its next scheduled meeting.

The audit committee pre-approved all of the aggregate audit fees, audit-related fees, tax fees and other fees set forth in the table above.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their judgment, unless directed by the proxy to do otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of the Record Date (unless otherwise specified) the number and percentage of shares of our Common Stock beneficially owned by (i) each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock and (ii) each of our directors, each of our director nominees, each of our named executive officers and all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedules 13D and 13G filings with the SEC and reports made directly to us. In computing the number of shares of Common Stock beneficially owned by a person and the beneficial ownership percentage of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership of our Common Stock is based upon 217,537,246 shares of Common Stock outstanding as of the Record Date. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

Principal Shareholders

	Common Stock Beneficial Ownership
Beneficial owner	Shares	% of Class
Holders of more than 5%

Oaktree Capital Group Holdings GP, LLC(1) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071	36,856,446	16.9%

WL Ross & Co. LLC(2) 1166 Avenue of the Americas New York, New York 10036	31,504,077	14.5%

Ares Management LLC(3) 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	13,165,287	6.0%

(1)	Based solely on the information contained in the Form 4 filed with the SEC on December 16, 2011.

(2)	Based solely on the information contained in the Form 4 filed with the SEC on June 25, 2012.

(3)	Based solely on the information contained in the Schedule 13D/A filed with the SEC on August 31, 2011 and includes options to purchase an aggregate of 72,500 shares of our Common Stock held by Mr. Serota for the benefit of Ares as described below in note 14 to the beneficial ownership table for “Directors”.

Executive Officers, Directors and Director Nominees

Beneficial owner	Shares(1)	Options exercisable within 60 days	Percentage of shares outstanding
Named Executive Officers
Douglas H. Miller(2)	3,380,543	2,078,050	1.5%
Stephen F. Smith(3)	1,427,832	658,050	*
William L. Boeing(4)	864,866	682,725	*
Harold L. Hickey(5)	759,540	334,550	*
Mark E. Wilson(6)	328,361	170,575	*
Directors and Director Nominees
Jeffrey D. Benjamin(7)	576,971	72,500	*
Earl E. Ellis(8)	654,852	72,500	*
B. James Ford(9)	72,500	72,500	*
Samuel A. Mitchell(10)	65,000	—	*
Mark F. Mulhern(11)	240,720	122,500	*
T. Boone Pickens, Jr.(12)	9,341,600	72,500	4.3%
Wilbur L. Ross, Jr.(13)	1,250	1,250	*
Jeffrey S. Serota(14)	72,500	72,500	*
Robert L. Stillwell(15)	154,315	72,500	*
All executive officers, directors and director nominees as a group (14 persons)	17,940,850	4,482,700	8.1%

(1)	Includes the options exercisable within 60 days of the Record Date shown in the options column.

(2)	Includes (i) 406,225 shares of our Common Stock held in various trusts for the benefit of immediate family members, (ii) 18,127 shares held in a 401(k) account, (iii) 34,400 shares of restricted stock issued on August 15, 2011 that vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, (iv) 266,317 shares of restricted stock issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016 and (v) 46,200 shares of restricted stock issued on December 13, 2012 that vest over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015. Also includes 288,438 shares of our Common Stock pledged in margin accounts.

(3)	Includes (i) 497,521 shares of our Common Stock held in various trusts for the benefit of immediate family members, (ii) 12,232 shares held in a 401(k) account, (iii) 25,800 shares of restricted stock issued on August 15, 2011 that vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, (iv) 199,529 shares of restricted stock issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016 and (v) 34,700 shares of restricted stock issued on December 13, 2012 that vest over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015.

(4)

Includes (i) 17,200 shares of restricted stock issued on August 15, 2011 that vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, (ii) 132,741 shares of restricted stock issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016 and (iii) 23,100 shares of restricted stock issued on December 13, 2012 that vest over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015.

(5)	Includes (i) 14,007 shares of our Common Stock held in a 401(k) account, (ii) 15,500 shares of restricted stock issued on August 15, 2011 that vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, (iii) 120,218 shares of restricted stock issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016 and (iv) 20,800 shares of restricted stock issued on December 13, 2012 that vest over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015.

(6)	Includes (i) 1,368 shares of our Common Stock held in a 401(k) account, (ii) 5,006 shares of our common stock held in an IRA account, (iii) 12,000 shares of restricted stock issued on August 15, 2011 that vest in equal proportions over three years with one-third vesting on August 15, 2012, one-third vesting on August 15, 2013 and one-third vesting on August 15, 2014, (iv) 92,668 shares of restricted stock issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016 and (v) 17,800 shares of restricted stock issued on December 13, 2012 that vest over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015.

(7)	Includes the right to acquire 42,468 shares of our Common Stock pursuant to the Director Plan granted to Mr. Benjamin as deferred compensation in lieu of cash for his service on our Board of Directors and committees. These shares vest immediately and are to be settled in our Common Stock upon the earlier to occur of (1) as soon as administratively feasible after the date on which Mr. Benjamin incurs a “Termination of Service” under the Director Plan and (2) a “Change in Control” under the Director Plan. See “—Director Compensation” for a discussion of the Director Plan. Also includes 200,000 shares of our Common Stock held in the Jeffrey Benjamin 2012 Family Trust for the benefit of Mr. Benjamin’s wife and children, for which Mr. Benjamin serves as trustee.

(8)	Includes (i) 98,976 shares of our Common Stock held by his spouse in a trust for the benefit of an immediate family member and (ii) 20,349 shares of our Common Stock issued pursuant to the Director Plan to Mr. Ellis in lieu of cash compensation for his service on our Board of Directors and committees. See “—Director Compensation” for a discussion of the Director Plan.

(9)	These shares represent the vested portion of (i) an option to purchase 50,000 shares of our Common Stock issued to Mr. Ford, a Managing Director of Oaktree, as an initial grant upon becoming one of our directors in December 2007, all of which have vested, (ii) an option to purchase 15,000 shares of our Common Stock issued to Mr. Ford on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 shares of our Common Stock issued to Mr. Ford on November 5, 2010, of which 3,750 have vested (iv) an option to purchase 5,000 shares of our Common Stock issued to Mr. Ford on November 4, 2011, of which 2,500 have vested and (v) an option to purchase 5,000 shares of our Common Stock issued to Mr. Ford on November 1, 2012, of which 1,250 have vested. These stock options are held directly by Mr. Ford for the benefit of Oaktree. Pursuant to the policies of Oaktree, Mr. Ford must hold these stock options on behalf of and for the sole benefit of Oaktree and has assigned all economic, pecuniary and voting rights to Oaktree. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. Amounts reported do not include the shares of our Common Stock referred to in note 1 to the beneficial ownership table for “Holders of more than 5%” above, with respect to which Mr. Ford disclaims beneficial ownership, except to the extent of any indirect pecuniary interest therein.

(10)	Mr. Mitchell serves as a managing director and a member of the investment committee of Hamblin Watsa, which manages the investment portfolios of Fairfax Financial. Amounts reported do not include the shares of our Common Stock held by Fairfax Financial. Mr. Mitchell expressly disclaims beneficial ownership of our shares of Common Stock that are held by Fairfax Financial.

(11)	In connection with Mr. Mulhern’s appointment to our Board of Directors on February 1, 2010, Mr. Mulhern was granted an option to purchase 65,000 shares of our Common Stock, all of which have vested. Mr. Mulhern was granted (i) an option to purchase 5,000 shares of our Common Stock on November 5, 2010, of which 3,750 have vested, (ii) an option to purchase 5,000 shares of our Common Stock on November 4, 2011, of which 2,500 have vested and (iii) an option to purchase 5,000 shares of our Common Stock on November 1, 2012, of which 1,250 have vested. On April 1, 2013, Mr. Mulhern began serving as the Company’s Executive Vice President and Chief Financial Officer and received a stock option to purchase 200,000 shares of our Common Stock, of which 50,000 have vested, and 100,000 shares of restricted stock that vest over a three year period in equal portions with one-third of the shares of restricted stock vesting on each of April 1, 2014, April 1, 2015 and April 1, 2016. Also includes 9,220 shares of our Common Stock issued pursuant to the Director Plan to Mr. Mulhern in lieu of cash as compensation for his service on our Board of Directors and committees.

(12)	In connection with Mr. Pickens’ appointment to our Board of Directors in October 2005, Mr. Pickens was granted an option to purchase 50,000 shares of our Common Stock, all of which have vested. Mr. Pickens was granted (i) an option to purchase 15,000 shares of our Common Stock on December 1, 2009, all of which have vested, (ii) an option to purchase 5,000 shares of our Common Stock on November 5, 2010, of which 3,750 have vested, (iii) an option to purchase 5,000 shares of our Common Stock on November 4, 2011, of which 2,500 have vested and (iv) an option to purchase 5,000 shares of our Common Stock on November 1, 2012 of which 1,250 have vested. Also includes 9,269,100 shares of Common Stock held in an account with a bank and pledged as collateral security for the repayment of debit balances, if any, in such account.

(13)	Mr. Ross was granted an option to purchase 5,000 shares of our Common Stock on November 1, 2012, of which 1,250 have vested.

(14)	In connection with Mr. Serota’s appointment to our Board of Directors in March 2007, Mr. Serota was granted options to acquire 50,000 shares of our Common Stock, all of which have vested. Mr. Serota was granted an option to purchase 15,000 shares of our Common Stock on December 1, 2009, all of which have vested. Mr. Serota was granted an option to purchase 5,000 shares of our Common Stock on November 5, 2010, of which 3,750 have vested. Mr. Serota was granted an option to purchase 5,000 shares of our Common Stock on November 4, 2011, of which 2,500 have vested. Mr. Serota was also granted an option to purchase 5,000 shares of our Common Stock on November 1, 2012, of which 1,250 have vested. As disclosed elsewhere in this proxy statement, Mr. Serota is associated with Ares and pursuant to the policies of Ares, Mr. Serota holds these stock options as a nominee for the sole benefit of, and has assigned all economic, pecuniary and voting rights to, Ares. Amounts reported for Mr. Serota do not include the shares of our Common Stock held by funds affiliated with Ares Management LLC referred to in note 3 to the beneficial ownership table for “Holders of more than 5%” above. Mr. Serota expressly disclaims beneficial ownership of our shares of Common Stock that are held by Ares and the stock options he holds for the benefit of Ares.

(15)	Includes the right to acquire 5,115 shares of our Common Stock pursuant to the Director Plan granted to Mr. Stillwell as deferred compensation in lieu of cash for his service on our Board of Directors and committees. These shares vested immediately and are to be settled in our Common Stock upon the earlier to occur of (1) as soon as administratively feasible after the date on which Mr. Stillwell incurs a “Termination of Service” under the Director Plan and (2) a “Change in Control” under the Director Plan. See “—Director Compensation” for a discussion of the Director Plan.

*	Less than 1%.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals to be included in the proxy statement for the next annual meeting must be received by the Company at its principal executive offices on or before December 27, 2013, or, if the Company holds its next annual meeting on a date that is more than 30 days from the anniversary of the 2013 Annual Meeting, a reasonable time before the Company begins to print and send its proxy materials, for inclusion in the Company’s proxy statement relating to that meeting. Shareholders wishing to submit proposals to be presented directly at the 2014 Annual Meeting of Shareholders instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our bylaws. To be timely in connection with an annual meeting, a shareholder proposal or nomination must be received by the Company at its principal executive offices not before February 11, 2014 or after March 13, 2014, except that if the date of the annual meeting is more than 30 days before or 60 days after the one year anniversary of the 2013 Annual Meeting, such proposal or nomination must be received on or before whichever of the following occurs later: (i) 70 calendar days before the annual meeting or (ii) the close of business on the 7th day following the earlier of the date on which notice of the annual meeting is first mailed or public announcement of the date of the annual meeting is first made.

ANNUAL REPORT

Our Annual Report to Shareholders covering the Company’s fiscal year ended December 31, 2012 accompanies the mailing of this proxy statement.

By Order of the Board of Directors,

William L. Boeing

Vice President, General Counsel and Secretary

Dallas, Texas

April 26, 2013

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

ANNEX A

AMENDMENT NUMBER THREE TO THE

EXCO RESOURCES, INC. AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

This AMENDMENT NUMBER THREE TO THE EXCO RESOURCES, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of June 11, 2013, is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan, subject to shareholder approval, to (i) increase the aggregate number of shares of Common Stock that may be issued or transferred under the Plan as set forth in Article 5 of the Plan by 17,000,000 shares, (ii) decrease the amount that each share subject to a Full-Value Award granted pursuant to the Plan counts against the total number of shares that are reserved for issuance under the Plan from 2.1 to 1.74, (iii) extend the term of the Plan until February 28, 2023, and (iv) provide for the electronic issuance of shares of Common Stock; and

WHEREAS, the Board intends to submit the proposal to amend the Plan to the Company’s shareholders at the 2013 Annual Meeting of Shareholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, effective as of June 11, 2013, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards.

(a) In General. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is forty-five million five hundred thousand (45,500,000) shares, all of which may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

(b) Exempt Shares. No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.”

(c) Full Value Awards. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by one and seventy-four one hundredths (1.74) shares of Common Stock for each share of Common Stock delivered in settlement of any Full Value Award. If any shares of Common Stock acquired pursuant to a Full Value Award shall be forfeited, shall expire or be canceled, and would otherwise return to the Plan pursuant to Section 5.2, the number of shares of Common Stock that shall be available for the grant of an Award pursuant to the Plan shall be increased by one and seventy-four one hundredths (1.74) shares of Common Stock for each share of Common Stock subject to such Full Value Award at the time such Full Value Award, in full or in part, is forfeited, expired or canceled.

A-1

2. Section 6.4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 6.4(a):

(a) Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

3. Section 8.3(c) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 8.3(c):

(c) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

4. Article 10 of the Plan is hereby amended by deleting said article in its entirety and substituting in lieu thereof the following new Article 10:

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on February 28, 2023, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

5. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

A-2

ANNEX B

AMENDMENT NUMBER TWO TO THE

EXCO RESOURCES, INC. AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

This AMENDMENT NUMBER TWO TO THE EXCO RESOURCES, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of October 6, 2011, is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan, subject to shareholder approval, to increase the aggregate number of shares of Common Stock that may be issued or transferred under the Plan set forth in Article 5 of the Plan and to increase the amount that each share subject to a Full-Value Award granted pursuant to the Plan counts against the total number of shares we have reserved for issuance under the Plan from 1.17 to 2.1; and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company’s shareholders at the 2011 Annual Meeting of Shareholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended effective October 6, 2011, by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

(a) In General. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty eight million five hundred thousand (28,500,000) shares, all of which may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

(b) Exempt Shares. No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.”

(c) Full Value Awards. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by two and one tenth (2.1) shares of Common Stock for each share of Common Stock delivered in settlement of any Full Value Award. If any shares of Common Stock acquired pursuant to a Full Value Award shall be forfeited, shall expire or be canceled, and would otherwise return to the Plan pursuant to Section 5.2, the number of shares of Common Stock that shall be available for the grant of an Award pursuant to the Plan shall be increased by two and one tenth (2.1) shares of Common Stock for each share of Common Stock subject to such Full Value Award at the time such Full Value Award, in full or in part, is forfeited, expired or canceled.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Name:	Douglas H. Miller
Title:	Chairman and Chief Executive Officer

AMENDMENT NUMBER ONE TO THE

EXCO RESOURCES, INC. AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

This AMENDMENT NUMBER ONE TO THE EXCO RESOURCES, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of March 4, 2009, is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan, subject to shareholder approval, to increase the aggregate number of shares of Common Stock that may be issued or transferred under the Plan set forth in Article 5 of the Plan, and incorporate a fungible share design whereby each share of Common Stock subject to a Full Value Award counts as 1.17 shares of Common Stock against the number of shares of Common Stock reserved for issuance under the Plan; and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company’s shareholders at the 2009 Annual Meeting of Shareholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended effective March 4, 2009, by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards.

(a) In General. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty three million (23,000,000) shares, all of which may delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

(b) Exempt Shares. No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.”

(c) Full Value Awards. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by one and seventeen hundredth (1.17) shares of Common Stock for each share of Common Stock delivered in settlement of any Full Value Award. If any shares of Common Stock acquired pursuant to a Full Value Award shall be forfeited, shall expire or be canceled, and would otherwise return to the Plan pursuant to Section 5.2, the number of shares of Common Stock that shall be available for the grant of an Award pursuant to the Plan shall be increased by one and seventeen hundredth (1.17) shares of Common Stock for each share of Common Stock subject to such Full Value Award at the time such Full Value Award, in full or in part, is forfeited, expired or canceled.

2. Section 5.2 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.2:

5.2 Reuse of Shares. Except as otherwise provided in Section 5.1(c), to the extent that any Award under this Plan shall be forfeited, expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Shares of Common Stock subject to an Award under the Plan may not again be made available for issuance under the Plan and shall reduce the number of shares available for future issuances under the Plan if such shares of Common Stock are (i) shares of Common Stock that were subject to a Stock Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Stock Option or SAR; or (ii) shares of Common Stock delivered or withheld by the Company to pay the exercise price or the withholding tax obligations associated with Stock Options or SARs. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Except as otherwise provided herein, Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or canceled on account of termination, expiration or lapse of an Award shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Name:	Douglas H. Miller
Title:	Chairman and Chief Executive Officer

The EXCO Resources, Inc.

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

The EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”) was originally adopted by the Board of Directors and the stockholders of EXCO Holdings II, Inc., a Delaware corporation (“Holdings II”), on September 15, 2005. As a result of the merger of Holdings II with and into EXCO Holdings Inc., a Delaware corporation (“Holdings”), the Plan was assumed by Holdings, effective as of September 30, 2005, and ratified by Holdings’ Board of Directors, effective as of October 5, 2005, and Holdings’ stockholders, effective as of October 3, 2005. As a result of the merger of Holdings with and into EXCO Resources, Inc., a Texas corporation (the “Company”), the Plan was assumed by the Company, effective as of February 14, 2006, in accordance with the terms of that certain Agreement and Plan of Merger, dated February 9, 2006, which agreement, including the merger and the Company’s assumption of the Plan contemplated thereby, were approved, effective as of February 4, 2006, by (i) the Boards of Directors of the Company and Holdings, (ii) the sole shareholder of the Company, and (iii) the stockholders of Holdings. The Plan was amended pursuant to an amendment approved by (i) the Board of Directors of the Company on June 29, 2007 and (ii) the shareholders of the Company on August 30, 2007. The Plan was amended and restated by the Board of Directors of the Company on November 14, 2007. The Awards previously granted under this Plan have been converted into awards in EXCO Resources, Inc. common stock pursuant to the requirements of Treasury Regulation section 1.424-1. The Plan shall be known as the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan from and after November 14, 2007.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key employees, consultants and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a)	increase the interest of such persons in the Company’s welfare;

(b)	furnish an incentive to such persons to continue their services for the Company; and

(c)	provide a means through which the Company may attract able persons as employees, Consultants and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee. No Incentive Stock Options shall be issued to Consultants, independent contractors or Outside Directors of the Company.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.2 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.3 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.4 “Board” means the board of directors of the Company.

2.5 “Callable” means Common Stock issued to a Participant which is subject to the Company’s right to call and repurchase such Common Stock upon Termination of Employment pursuant to the terms of the Award Agreement under which the Participant purchased the Common Stock.

2.6 “Change in Control” means any of the following, except as otherwise provided herein: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction or the merger of the Company into one of its subsidiaries; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at February 14, 2006 were directors or (y) become directors after February 14, 2006 and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at February 14, 2006 or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on February 14, 2006; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors, (aa) a purchase(s) of the shares are sold pursuant to effective registration under applicable federal and state securities laws; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

Notwithstanding the foregoing provisions of this Section 2.6, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, in lieu of the foregoing definition, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the Compensation Committee of the Board.

2.9 “Common Stock” means the common stock, par value $0.001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.10 “Company” means EXCO Resources, Inc., a Texas corporation, and any successor entity.

2.11 “Consultant” means any person performing advisor or consulting services to the Company or a Subsidiary, with or without compensation, who is not an Employee, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction. A Consultant is not eligible to receive Incentive Stock Options.

2.12 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.13 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.14 “Dividend Equivalent Right” means the right of the holder thereof to receive credits as set forth in Section 6.9 hereof based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.15 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.16 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

2.17 “Exempt Shares” means shares of Common Stock designated as “Exempt Shares” pursuant to Section 5.1(b).

2.18 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock and in accordance with the requirements, as applicable, of Section 422 of the Code and Section 409A of the Code and the regulations and other guidance issued thereunder.

2.19 “Full Value Award” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

2.20 “Incentive” is defined in Section 2.1 hereof.

2.21 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.22 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.23 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.24 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.25 “Other Award” means an Award issued pursuant to Section 6.10 hereof.

2.26 “Outside Director” means a director of the Company who is not an Employee or Consultant.

2.27 “Participant” means an Employee, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.28 “Plan” means this EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended from time to time.

2.29 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.8 hereof.

2.30 “Performance Goal” means any of the goals set forth in Section 6.11 hereof.

2.31 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.32 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.33 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.7 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.34 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.35 “SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.36 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.37 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.38 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.39 “Tenure Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant’s continued employment with or service to the Company.

2.40 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Consultant or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.40, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, in lieu of the foregoing definition, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.41 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.41, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, in lieu of the foregoing definition, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

3.1 General Administration; Compensation Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall consist of not fewer than two persons.

If at any time the Committee shall include members who are not “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act, then to the extent necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, any function relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) may be performed solely by a subcommittee of the Committee consisting of two or more members, which shall be solely comprised of Committee members who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act.

Notwithstanding anything contained herein to the contrary, discretionary Awards granted to Outside Directors shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which shall be comprised solely of independent directors under rules promulgated by the New York Stock Exchange.

3.2 Designation of Participants and Awards.

(a) The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b) Notwithstanding Section 3.2(a), the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.

3.3 Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, any function relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) shall be performed solely by the Committee or a subcommittee thereof consisting of two or more members of the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

3.4 Prohibition on Acceleration of Benefits. Any Award which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Consultant or Outside Director of the Company or any Subsidiary whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company or any Subsidiary is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to some or all of the then existing Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Consultants or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1 Number Available for Awards.

(a) In General. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty million (20,000,000) shares, of which up to twenty million (20,000,000) shares may delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

(b) Exempt Shares. No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.”

5.2 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6

GRANT OF AWARDS

6.1 In General.

(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award. If the Award does not specify interest equivalents, then no interest equivalents shall be credited.

6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price shall never be less than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, in whole or in part, or the schedule which determines when the Participant earns a vested interest in the shares of Common Stock (subject to the Restricted Stock Award), (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.

(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and subject to Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6 SAR Price. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant.

6.7 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder). Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.8 Performance Awards.

(a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of such Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period (subject to Section 6.8(d)), the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period. However, the Committee may not, in any event, increase the number of shares of Common Stock earned by any Executive officer upon satisfaction of any Performance Goal.

(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.9 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.10 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

6.11 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

6.12 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.13 Maximum Individual Grants. No participant may receive during any calendar year of the Company, Awards covering an aggregate of more than two million (2,000,000) shares of Company Stock.

ARTICLE 7

AWARD PERIOD; VESTING; TERMINATION OF SERVICE

7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting.

(a) General. Except as otherwise provided by Section 7.2(b), the Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided by Section 7.2(b), subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested; provided, however, that shares of Common Stock underlying all or any portion of a Nonqualified Stock Option or Incentive Stock Option for which the Committee accelerates the vesting date other than in the event of the Participant’s death, Total and Permanent Disability or Retirement, or the occurrence of a Change in Control shall be Exempt Shares.

(b) Full Value Award Vesting. Except as otherwise provided herein, the Committee must grant all Full Value Awards in accordance with the following provisions:

(i) All Full Value Awards granted by the Committee that constitute Performance Awards must vest no earlier than one (1) year after the Date of Grant.

(ii) All Full Value Awards granted by the Committee that constitute Tenure Awards must vest no earlier than over the three (3) year period commencing on the Date of Grant on a pro rata basis.

(iii) The Committee may not accelerate the date on which all or any portion of a Full Value Award may be vested or waive the Restriction Period on a Full Value Award except upon the Participant’s death, Total and Permanent Disability or Retirement or the occurrence of a Change in Control.

Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Full Value Awards with more favorable vesting provisions than set forth in this Section 7.2(b) or accelerate the vesting or waive the Restriction Period for Full Value Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

ARTICLE 8

EXERCISE OF INCENTIVE

8.1 In General. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth in the Award Agreement and in Article 7. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.

8.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a) In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company (or such person or persons designated in the Award Agreement) setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(c) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant, in the Company’s sole discretion.

8.4 SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii) that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii) the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders. Notwithstanding the foregoing, no amendment to the Plan that increases the benefits accrued to Participants, increases the maximum number of shares of Common Stock which may be issued under the Plan, reprices any Stock Options or modifies the requirements for participation in the Plan shall be effective unless such amendment shall be approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made pursuant to this Article 9 shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the

Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on September 15, 2015, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders, and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation or where stockholders of the Company prior to such transaction do not control a majority of the voting shares of the surviving corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, consultants or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Consultants or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award

Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the office of the Company at 12377 Merit Drive, Suite 1700, Dallas, Texas, United States, or any successor location of the Company’s principal executive offices.

* * * * * * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 14, 2007, by its Chairman, Chief Executive Officer and Vice Chairman, President and Secretary pursuant to prior action taken by the Board.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Name:	Douglas H. Miller
Title:	Chairman and Chief Executive Officer

Attest:

/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President, General Counsel and Secretary

EXCO Resources, Inc.

VOTE BY INTERNET OR TELEPHONE QUICK ««« EASY ««« IMMEDIATE

As a shareholder of EXCO Resources, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 10, 2013.

Vote Your Proxy on the Internet:	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537	OR	Vote Your Proxy by mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	X

1.	Proposal to elect 01 Douglas H. Miller, 02 Jeffrey D. Benjamin, 03 Earl E. Ellis, 04 B. James Ford, 05 Samuel A. Mitchell, 06 T. Boone Pickens, 07 Wilbur L. Ross, Jr., 08 Jeffrey S. Serota, 09 Robert L. Stillwell as directors to the Board of Directors, each for a one-year term.	FOR all nominees listed to the left (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2.	Amendment of the Amended and Restated EXCO Resources, Inc. 2005 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
						FOR	AGAINST	ABSTAIN
				3.	Advisory vote to approve executive compensation.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				4.	Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below)	The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

                COMPANY ID:

                PROXY NUMBER:

                ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Date , 2013.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251 (214) 368-2084 • Fax (214) 368-2087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas H. Miller, William L. Boeing and W. Justin Clarke, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock, par value $0.001 per share, of EXCO Resources, Inc. held of record by the undersigned on April 19, 2013 at the annual meeting of shareholders to be held at 10:00 a.m. local time on June 11, 2013 at the Westin Park Central, Salon F, 12720 Merit Drive, Dallas, Texas 75251 or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4.

The Board of Directors recommends that the shareholders vote “FOR” Proposals 1, 2, 3 and 4. Please review carefully the proxy statement delivered with this proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)